EXHIBIT 10.1

SECTION 1                      SUMMARY OF AGREEMENT

BUILDER: Jurong Shipyard Pte Ltd No. 29 Tanjong Kling Road Singapore 628054 hereinafter referred to as Builder	OWNERS: Helix Energy Solutions Group, Inc. 400 North Sam Houston Pkwy East Houston, TX 77060 USA hereinafter referred to as Owners

WHEREAS, Owners wish to construct a well intervention semi-submersible to be known as the GOM unit (herein defined as the Vessel) bearing JSPL Hull No. 11-1111 and Builder is willing to perform the Work on the terms and conditions hereinafter set forth,

NOW THEREFORE, the Parties hereby agree as follows:

1.	Builder shall construct the Vessel in accordance with the Contract, and Amendments and Variation Order thereto;

2.	The Contract shall consist of, and in the event of conflict, discrepancies or inconsistencies the following order of precedence shall apply:

SECTION 1                      SUMMARY OF AGREEMENT;
SECTION 2                      TERMS AND CONDITIONS OF CONTRACT;
SECTION 3                      SCHEDULE OF PRICES;
SECTION 4                      PROGRAMME;
SECTION 5                      ADMINISTRATION INSTRUCTIONS;
SECTION 6                      TECHNICAL SPECIFICATIONS;
SECTION 7                      DRAWINGS; and
SECTION 8                      FACILITIES FOR OWNERS.

3.	Owners shall pay to Builder the Contract Price determined in accordance with the terms and conditions of Contract;

4.	The Contract is between Builder and Owners and nothing herein shall entitle Builder to commence proceedings against its parents or any affiliate, holding, subsidiary or associated company of Owners;

5.	The Contract constitutes the entire agreement between the Parties and supersedes all previous negotiations, representations or agreements either written or oral preceding the Contract.

This Contract is entered into in duplicate original and shall become effective upon the signature by the Parties, and upon receipt by Builder of the first milestone payment from the Owners.

For and on behalf of BUILDER:                                                                                     For and on behalf of OWNERS:

Signed   /s/ Don F.K. Lee  :                                                      Signed         /s/ Owen Kratz :

Name  Don F.K. Lee          :                                                      Name    Owen Kratz :

Position   SNR General Manager:                                            Position   CEO :

Date   12 March 2012        :                                                      Date   March 12, 2012                   :

Section 2	TERMS AND CONDITIONS

Article	Heading

1	Definitions

2	Interpretation

3	Construction and Parties representatives

4	Design responsibility

5	Review of drawings and documentation

6	Permits, laws, regulations and classification

7	OFE

8	Information supplied by Owners

9	The Work

10	Builder's representations

11	Subcontracts

12	Work Schedule and Programme

13	Inspection

14	Cooperation with Others

15	Facilities for Owners

16	Variations

17	[Not Used]

18	[Not Used]

19	Force Majeure

20	Tests and sea trials

21	Delivery and Acceptance

22	Contract Price and terms of payment

23	Guarantee

24	Indemnities

25	Insurance by Builder

26	Taxation

27	Audit rights of Owners

28	Patents and Proprietary Information

29	Liens

30	Ownership

31	Commencement, completion, liquidated damages and incentives

32	[Not Used]

33	Termination for Builder's default

34	Remedies for Owners’ default

35	Conflict of interest

36	Independent Contractor

37	Confidentiality

38	Consequential damages and exclusion of liability

39	Amendments and Contract changes

40	Waiver

41	Assignment

42	Notices

43	Performance bond/Refund Guarantees

44	Governing law and disputes

45	Business practices

Article 1                                Definitions

For the purposes of this Contract the following terms shall have the following meanings:

1.1	Amendment shall mean a duly authorised and signed amendment to the Contract.

1.2	Authorities shall mean all National and International Regulatory Bodies as listed in Section 6 - Technical Specifications (including the Classification Society).

1.3
Banking Day shall mean a day that Owners’ bank (that provides Owner with financing for the Vessel) and Builder's bank are open and are in every respect able to perform banking functions between themselves, including the transfer of funds.

1.4	BFE shall mean the items of material and equipment provided by Builder or Subcontractors, including without limitation the items set forth in Section 6 – Technical Specifications.

1.5	BFE Commissioning Procedures shall mean the documents and procedures jointly agreed by Builder and Owners with procedures and acceptance criteria for commissioning the BFE prior to Delivery.

1.6
Bridging Agreement means the Exclusive Bridging Agreement dated 28 June, 2011 between Builder and Owners.  As at the Effective Date the Bridging Agreement shall automatically terminate and shall be considered null and void without further reference and any and all rights and liabilities which so arise under the Bridging Agreement in respect of work performed thereunder shall be transferred to the Contract and for all intents and purposes be regarded as Work performed under the Contract.  Any claims either Party has in respect of the work performed under the Bridging Agreement shall only be made under the Contract.

1.7	Builder shall mean Jurong Shipyard Pte Ltd and its permitted assigns.

1.8
Builder Group shall mean Builder and its subsidiaries, affiliated and associated companies including Subcontractors of any tier and their agents, servants, consultants, directors, officers and employees and Invitees.

1.9	Classification Society means American Bureau of Shipping (“ABS”).

1.10	Contract shall mean the agreement between the Parties dated on the date of signing hereof consisting of the following:

Section 1                                Summary of Agreement;
Section 2                                Terms and Conditions of Contract;
Section 3                                Schedule of Prices;
Section 4                                Programme;
Section 5                                Administration Instructions;
Section 6                                Technical Specifications;
Section 7                                Drawings; and
Section 8                                Facilities for Owners.

1.11	[Not Used].

1.12	Contract Price shall mean the sum or sums stated in Section 3 - Schedule of Prices, together with any Variation or Amendment thereof.

1.13	[Not used]

1.14	Day shall mean a calendar day.

1.15	Delivery shall mean the completion of all the obligations as stated in Articles 20 and 21.

1.16
Delivery Date shall mean the date stated in the Programme for the Delivery to take place as adjusted from time to time by Permissible Delays, or by Variation Orders, Owners’ opinion on a Disputed Variation Order or Amendment.

1.17	Drawings means those drawings contained in Section 7 of the Contract.

1.18
Disputed Variation Order shall mean a document issued by Owners, signifying Owners’ approval for the Work described by Owners thereon or other changes to the Work, Contract Price or the Programme, which is to be executed by Builder; provided that the Parties are in disagreement as to the validity and/or effects associated therewith on the scope of the Work, the Contract Price or associated changes in the Programme.

1.19	DP System means the dynamic positioning system manufactured by KongsbergAS to be installed in the Vessel.

1.20	Effective Date shall mean the date on which the Construction Contract becomes binding on the Parties in accordance with Section 1 - Summary of Agreement;

1.21	Guarantee shall mean all warranties and guarantees provided by Builder under Article 23 of this Contract.

1.22	Guarantee Period shall mean the period commencing on the date of actual Delivery of the Vessel to Owners and ending on the first anniversary thereof, subject to extension under Article 23.

1.23	Instruction shall mean any instruction issued by Owners for Builder to execute Work described in the Instruction forthwith prior to the issuance of a Variation Order.

1.24
Interface Information shall mean the information regarding the interconnection or interaction between (a) an item of equipment or machinery or attachment, including BFE and OFE, and (b) the Vessel or other item of equipment or machinery or attachment, including BFE and OFE.  Such information may include, without limitation, foundation templates, coupling templates, drawings, design, calculation, sizes, diagrams, signal information, forces, reactions, weights, movements, noise, vibration and performance data.

1.25	Invitee shall mean any person not a party to the Contract or any Subcontract whose presence at the Worksite is at the invitation of a Party to the Contract.

1.26	Key Personnel shall mean Builder's representative, deputy representative, supervisors, the lead engineer of each discipline and the corresponding personnel of Subcontractors.

1.27
Milestone shall mean the total amount of Work required to be completed by Builder as of the corresponding date in the Programme for such Milestone.  The descriptions appended to the Milestones in Section 3 - Schedule of Prices and Section 4 - Programme are not to be construed as defining or in a way limiting the Work to be performed by Builder within a Milestone or the date thereof.

1.28	Milestone Completion Certificate shall mean a certificate issued by Owners under Article 31.3.

1.29	Notice shall mean any Contractual Notice required to be given by either Party to the other under the Contract which meets the requirements set forth in Article 42.

1.30
OFE means the items of material and equipment provided by Owners or Vendors as more fully set forth in Section 6 – Technical Specifications; provided that any OFE or contracts for acquisition of OFE are transferred by Owners to Builder, such OFE shall upon such transfer be deemed to be BFE.

1.31	OFE Commissioning Procedures shall mean the documents and procedures jointly agreed by Builder and Owners with procedures and acceptance criteria for commissioning the OFE prior to Delivery.

1.32	ONE shall mean Owner Nominated Equipment as described in Article 7A.

1.33	Owners means Helix Energy Solutions Group, Inc. and its permitted assigns.

1.34
Owners Group shall mean Owners and their parent, holding, subsidiaries, affiliated and associated companies including their Vendors, contractors, subcontractors, agents, consultants, servants, directors, officers, employees and Invitees.

1.35	Parties shall mean Builder and Owners.

1.36
Permissible Delays shall mean delays to the Delivery Date on account of (i) such causes specified in the Contract which under the terms of this Contract  permits the postponement of the Delivery Date, (ii) delays and disruptions in the Work caused by Owner and (iii) payment delays caused by Owner for undisputed amounts.

1.37	Programme shall mean the dates or sequence of dates for the Contract performance as stated in Section 4 - Programme together with any Variation or Amendment thereof.

1.38	Proprietary Information shall mean any information passed to Builder by Owners or Vendors or any information generated by Builder or its Subcontractors in connection with the Contract.

1.39	Sea Trials Procedures shall mean the documents and procedures jointly agreed by Builder and Owners with procedures and acceptance criteria for commissioning the Vessel at sea prior to Delivery.

1.40	Shipyard shall mean the principal facility where the Work is from time to time being performed including all adjacent and associated facilities.

1.41	Specifications shall mean the Technical Specifications contained in Section 6 of the Contract.

1.42	Subcontract shall mean any agreement between Builder and a Subcontractor respecting the Work or the Vessel.

1.43
Subcontractor shall mean any legal entity (other than employees) engaged by Builder for the execution of any part of the Work or the supply of materials, parts, components or machinery for the Vessel and shall include Builder's sub-suppliers.

1.44	Temporary Works shall mean all scaffolding, staging, weather proofing and all temporary works of any kind required in connection with the Work.

1.45	Third Party shall mean any person or entity other than Builder Group or Owner Group.

1.46
Variation shall mean any alteration to the Contract and/or to the Specifications, including without limitation any changes to the Programme, made by or approved by Owners in accordance with Article 16 and confirmed by a Variation Order.

1.47
Variation Order shall mean a document issued by Owners signifying Owners’ approval of a Variation and the Parties’ agreement as to the effect of such Variation, if any, on the Programme or the Contract Price.

1.48
Vendor/s shall mean the supplier of services, goods, equipment, parts or components, under a purchase order or Contract with Owners, where such goods, equipment, parts or components are to be incorporated into the Vessel by Builder.

1.49
Vessel or Unit shall mean the Well Intervention Semisubmersible Unit throughout all stages of the Work, together with all its equipment, machinery, spare parts, and any other attachments or appurtenances.

1.50	Work shall mean all the work, supplies and services to be performed or provided by Builder in accordance with the Contract, subject to any Variation Order or Amendment.

1.51
Worksite shall mean the locations and the facilities used for the performance of the Work, or any part thereof, including but not limited to the Shipyard, fabrication yards, Subcontractor premises, testing facilities, offices, warehouses, storage and handling areas.

Article 2                      Interpretation

2.1	No index, title, subtitle, subheading, marginal note, singular or plural of the Contract shall limit, alter or affect the meaning or operation of the Contract.

2.2
All correspondence, documentation and discussions shall be in the English language. Only clearly legible documents in the English language and transferred between the Parties in accordance with the instructions given in Section 5 - Administration Instructions, or in the event of Notices as specified in Article 42, shall be recognised as valid communications under the Contract.

2.3
Any review, inspection, approval, expression of satisfaction, acceptance, payment, attendance of tests, acknowledgement, or otherwise, by Owners or Authorities, whether written or otherwise shall not relieve Builder from any liability or obligation under the Contract and shall be without prejudice to the Contractual and legal rights of Owners.

2.4
The use of words such as provide, supply, require, perform, undertake, oblige, obligation, warrant, represents, responsible and guarantee shall be deemed to be a Contractual obligation and/or liability on the part of the Party referred to and shall imply that the said Party shall bear the cost of performing the obligation and/or bear the risks of undertaking the liability, except specified elsewhere or agreed by both Parties in writing.

Notwithstanding the above, the use of the words mentioned therein shall not be considered as limiting Builder’s scope of Work and/or the obligations and duties of Builder or Owner under the Contract.

Article 3                                Construction and Parties Representatives

3.1
Builder undertakes to build at the Shipyard and to deliver to Owners, who order and undertake to accept delivery of, the Vessel, subject to and in accordance with this Contract and the Specifications. In the event of any conflict between this Contract and the Specifications the provisions of this Contract shall prevail. In the event of any conflict between the Specifications and the Drawings, the provisions of the Specifications shall prevail.

Notwithstanding the above, it is understood that the Specifications and Drawings are complementary and that everything contained in the Drawings and not mentioned in the Specifications and vice versa is to be understood as included in both the foregoing documents. The Vessel shall have the dimensions and characteristics stated in the Specifications.

3.2
The Vessel shall, for the purpose of identification only, be known as Hull number 11-1111. Builder shall at all times identify parts, spares, equipment and materials for the Contract by affixing the hull number thereto and placing or storing such spares, parts, equipment and materials in a segregated area at the Shipyard specifically designated for the Vessel and identified by the hull number, free from exposure to precipitation, excessive heat or excessive cold and, if needed, from exposure to oxygen.

3.3
The Vessel shall comply with the laws, rules, regulations and enactments published and in force in the United States of America and in the country of the Vessel’s proposed registration on the date of signing this Contract as stated in the Specifications.

Subject to Article 6.5, the Vessel shall be built under the survey of the Classification Society to the classification listed in Section G8 of Section 6 – Technical Specifications and in accordance with normal offshore vessel construction practices in Singapore for new vessels of the type and general characteristics of the Vessel. The Vessel shall also comply with the rules, regulations and requirements of other relevant Authorities as set out in the Specifications. Classification, survey and testing charges relating to Builder's obligations and items of supply under this Contract shall be for the account of Builder. The registration of the Vessel shall be carried out by Owners and the costs and expenses thereof shall be for Owners’ account.

3.4
Each Party shall appoint, in writing on the Effective Date, a representative who shall be available and be legally empowered, as a company officer or through a power of attorney, to accept, commit and act on behalf of the respective Party with such authority as may be specified by the Parties in matters arising in connection with the Contract.

3.5	Builder's representative shall be available and assigned full time to the Work.

3.6	Owners' representative or any person authorised by Owners' representative, shall have access at all times to the Vessel, the Work and the Worksite.

3.7	Not used.

3.8	Owners may change their representative at any time upon giving Builder seven days prior written Notice thereof.

3.9
Builder shall use its best efforts to maintain its Key Personnel in their respective positions and functions through the Delivery Date.  In the event that it should be necessary to substitute Key Personnel, Builder shall be responsible for providing an adequate period for the hand-over of the activity concerned, such period shall be at least ten (10) Days.  Prior to the appointment of a substitute, Owners shall be allowed the opportunity to approve the selection of personnel intended as a substitute.  The substitute shall have an equivalent level of qualification and experience.  All Key Personnel shall be fluent in written and spoken English.

3.10
Owners may, upon Notice to Builder, require that Builder remove any Key Personnel from the Work in the event of any misconduct, inadequacy, inability to perform, or other reasonable cause of dissatisfaction that materially affects the quality of workmanship, the safety of personnel or property or the schedule. Builder shall address Owners’ concern and if unable to satisfy Owners’ concerns within a reasonable time, Builder shall effect the removal of such Key Personnel immediately.  The requirement for removal or such personnel shall be without liability on the part of Owners and shall not of itself be cause for any disciplinary action against such personnel.

All costs incurred in the removal and replacement of any personnel shall be for the account of Builder.

Article 4                                Design responsibility

4.1	Owner shall be responsible for the design as set out in Section 6 Annex 11A of the Contract.

4.2
The  drawings produced by Builder under the Bridging Agreement is set out in Section 6 Annex 11B of the Contract and further  drawings listed in Section 6 Annex 11C shall be produced by Builder in accordance with the Programme.

4.3
Builder shall develop and keep fully updated at all times a matrix of all permits, law, legislation, rules, regulations and guidelines applicable to the Work, which shall include a description of their specific application to the Work, and timetable of action taken and still to be taken by Builder to ensure compliance therewith.  Copies of such matrix shall be provided to Owners as part of Builder’s progress reports pursuant to the Contract.

Article 5                                Review of drawings and documentation

5.1
The Builder shall produce the remaining detailed plans and drawings required under Section 6 Annex 11C of the Contract. In respect of all plans, drawings and documentation, the same shall be submitted to the Owners in three (3) copies as soon as possible following their production.  The Owners shall, within fourteen (14) Days after receipt thereof, return to the Builder one copy of such drawings and documentation with the Owners' final remarks and amendments (if any) written thereon.

5.2.      In the event that the Owners shall fail to return the plans, drawings and documentation to the Builder within the time limit as hereinabove provided, such plans, drawings and documentation shall be deemed to have been approved by the Owners provided always that the Owners is provided with such plans, drawings and documentation at regular intervals and not all plans, drawings and documentation simultaneously.

5.3
The Builder shall take due note of the Owners' remarks and amendments (if any) on plans, drawings and documentation submitted pursuant to this Article and, if such remarks or amendments are not of such a nature or extent as to constitute variations of the Specifications within the meaning of Article 16 Variations hereof, and subject to Classification Society’s approval, then the Builder shall commence or continue construction of the Vessel  in accordance with the corrected or amended drawings and documentation.  If such remarks or amendments are not clearly specified or detailed, the Builder shall in all cases seek clarification of the same from the Owners before implementing the same provided Work on other unaffected parts of the Vessel shall continue.

5.4
Copies of all correspondence to and from the Classification Society and the regulatory authorities referred to in the Specifications, together with all drawings and documentation approved by the Classification Society, shall be furnished to the Owners by the Builder as soon as practicable upon dispatch and receipt save for correspondence and drawings and documentation which contain proprietary or confidential information relating to the design. Builder will promptly inform Owners if any shortcomings or deficiencies in the design are brought to its attention.

Article 6                                Permits, laws, regulations and classification

6.1
Builder shall be responsible for ensuring that the Work complies with the rules, regulations and requirements of Authorities and for obtaining all documents relating thereto to enable Owners to obtain any necessary certificates. Subject to Article 6.5, the aforementioned rules, regulations and requirements including all alterations, modifications and additional requirements published on or before the actual date of the Delivery of the Vessel, shall be incorporated within the Work.

6.2
Builder shall at its cost secure the approval of Authorities for welding procedure qualifications, welding qualification and certification of Subcontracted Work.  Other attendant costs levied by Authorities shall be for the account of Owners.

6.3
Builder shall provide Owners with copies of all correspondence, minutes of meetings and documents exchanged between Authorities and Builder.  Builder shall provide Owners three (3) Days prior Notice of any meetings with Authorities and will allow Owners to attend and participate in such meetings.  Copies of all minutes, notes and correspondence shall be forwarded to Owners at the time of creation or receipt by Builder.

6.4
If after the Effective Date and prior to the Delivery Date any requirements, with which the Vessel or the Work is required to conform, are altered or changed by Authorities (or the bodies authorised to make such alterations or changes) and the Parties are unable to obtain a dispensation therefor or waiver of compliance therewith, Builder shall comply with such alteration or changes.

6.5
Builder may deliver a request to Owners for a Variation Order if Builder can adequately demonstrate that Builder has suffered or will suffer delays or additional costs as a direct result of such alterations or changes and has taken all reasonable steps to mitigate the impact of such alternation or changes.

6.6
Builder shall obtain, at its own costs, all licences, permits, authorizations, including any overtime working permits, necessary for the performance of the Work on the Worksite, and shall comply with all laws, rules and regulations or any other applicable requirements of the Work and shall be responsible for ensuring compliance by its Subcontractors therewith.  Builder shall notify Owners of any non-compliance by Vendors with such regulations of which Builder becomes aware.

Article 7                                OFE

7.1
Owners shall at their own risk and cost deliver the OFE to the Shipyard or other places as may be agreed by Owners, together with any special attachments necessary for safe off-loading, in a condition ready for installation in or on the Vessel in accordance with the Programme. Any protective materials furnished by the manufacturer or shipper of the OFE shall remain in place until the relevant OFE is safely installed on the Vessel.

7.2
Builder shall be responsible for receiving, off-loading, handling, joint visual inspection with Owners, safe storage, maintenance and preservation of OFE expressly specified in the Specifications.  Builder shall not be responsible for defects that would not be reasonably discoverable upon a visual inspection thereof.  Safe storage shall include the preservation of OFE free from exposure to precipitation, excessive heat or excessive cold and, if needed, from exposure to oxygen.The risk of loss of any item of OFE shall remain with Owners until such item of OFE is offloaded into the possession of Builder.

7.3
Builder shall promptly notify Owners of any discrepancy, loss or damage to the OFE of which it becomes aware.Owners shall be liable for the cost incurred by Builder in the repair of the OFE occasioned by their defective material or poor workmanship or failure to perform, or by damage caused to them during transportation to the Shipyard or otherwise prior to delivery to Builder.

7.4
Owners shall take responsibility and liability for the correctness, or otherwise of markings, including weight marking, adequacy of slings, and lifting locations, as may be indicated on any materials and equipment provided by a Vendor.

Builder shall assist to secure all the customs formalities for the importation of the OFE to the Shipyard, provided that markings with respect thereto have been correctly prepared by Owners or Vendors.  Custom duties for OFE, and other related charges, if any, shall be for Owners’ account.

7.5
Builder shall be responsible for the safe custody of and for the correct installation of the OFE, which shall be effected in accordance with accompanying manuals with the instructions of Owners or Vendors.

In order to facilitate the installation of the OFE in or on the Vessel by Builder, Owners shall at their own expense furnish Builder with the necessary specifications, drawings, manuals, plans, instruction books, test reports and certificates required by applicable rules or regulations, and if requested by Builder, shall, at the expense of Owners and in accordance with the Programme, cause the manufacturers of the OFE to assist Builder in the installation thereof or to make any necessary adjustment thereto at the Shipyard at the cost of Owners.

7.6	[Not Used.]

7.7	Builder shall also be responsible to assist Owners with the co-ordination of commissioning of OFE, which commissioning shall be conducted by Owners in accordance with the OFE Commissioning Procedures.

7.8	Mobilisation and demobilisation of Vendor’s technicians shall be mutually agreed in advance between Owners and Builder.

7.9
The assistance of such technicians will be provided in accordance with Vendor’s requirements at no cost to Builder for a reasonable period of time to allow installation and commissioning to be carried out in accordance with the OFE Commissioning Procedures.

7.10	The dates for delivery of OFE to the Shipyard shall be in accordance with Section 6 – Technical Specifications and the Programme.

7.11
If there is a delay in the Work as a consequence of the defect or late delivery of OFE, Builder shall be entitled to extend the Delivery Date by such time as Builder can demonstrate that the Programme is actually affected by such delay in delivery, and the adjustment to the Contract Price.

Article 7A                      Owner Nominated Equipment (“ONE”)

7A.1
The Owner has negotiated, assessed and selected the Drilling Package and Huisman Cranes, both of which shall be regarded as “ONE” for the purposes of this Contract.  The Owner and the Builder agree that the contracts for the ONE entered into by the Owner with the ONE Vendors shall be novated to the Builder at which time the ONE Vendors shall be Subcontractors of Builder, subject to this Article 7A.The contracts for the ONE shall be referred to as "ONE Contract" individually or "ONE Contracts" collectively in this Contract.

7A.2
Subject to Clause 7A.3, Builder shall be responsible for the safe custody of and for the installation, design interface, mechanical completion and assistance in commissioning of the ONE, which shall be effected in accordance with accompanying manuals with the instructions of the ONE Vendors, and for managing the manufacturing process of the ONE.

7A.3
The Owner assumes all responsibility and all risks in respect of design, design engineering, specification, suitability and fitness for purpose of ONE for its intended use or to meet the Specifications of this Contract. Any delays  caused by this shall be counted as Permissible Delay and any costs arising shall be borne by the Owner.

7A.4
If any or all of ONE are unsuitable or not in a fit condition for incorporation into the Works due to its design and/or engineering and/or other reasons, the Owner may nevertheless require the Builder to proceed to install such ONE for the Works and the Owner shall be deemed to have assumed all risk of and liability for any loss, damage or liability that may result from the Works hereunder by reason of failure or defects in such ONE. The Builder may, if so requested by the Owner, repair or adjust ONE subject to agreement of a Variation Order.

7A.5
Builder does not warrant that the ONE is compatible with BFE, OFE or the Vessel. Builder shall perform and procure the performance of the ONE contracts pursuant the terms and conditions of the ONE contracts but under no circumstances (notwithstanding anything to the contrary in the Contract) shall Builder:

(i)	assume any greater liability or responsibility in respect of ONE equipment to the Owner than what the ONE vendors are liable to the Builder under the ONE Contracts,

(ii)	have any liabilities to the Owner in respect of matters set out in Articles 7A.3 and 7A.4, and

(iii)
have greater liabilities whatsoever (in nature or quantum) to the ONE vendors under the ONE contracts than what the Builder has to the Owner under this Contract, and the Owner shall indemnify and hold harmless the Builder for any such liabilities.

(iv)
Owner shall indemnify, defend and hold the Builder harmless against any and all claims, damages, expenses and liabilities of every kind and nature that may arise in the event any ONE contract is terminated, which shall include an indemnity against ONE contractors claims for costs arising out of the termination and claims for compensation arising out of the termination. This indemnity shall not apply if the ONE contract is terminated by the ONE vendor as a result of the sole default of the Builder.

7A.6    Builder shall not be obliged to pursue any Claims (as defined below) against any ONE contractor under any ONE contracts on behalf of Owner.  If so requested by Owner, Builder shall assign absolutely and unconditionally to Owner all its rights, title and interest in respect of any and all Claims (as defined below) it may have arising out of, or in connection with, any ONE contract. Owner shall, irrevocably, unconditionally, regardless of cause or default (including negligence), be solely responsible for and shall defend, protect, indemnify and hold harmless Builder from and against any liabilities, losses, charges, costs (including legal costs), expenses or claims whatsoever arising out of, or in connection with, the Owner’s claim against the ONE vendors.  If the Builder unjustifiably refuses to assign any Claim to the Owner, the Builder shall be responsible to the Owner for that Claim.

"Claim" means any claim, action or other proceeding for damages, costs, demands, losses, delays, liabilities, expenses of any kind or nature (including legal costs on a full indemnity basis and penalties or fines) or any other obligations of whatever nature.

Article 8                                Information supplied by Owners

8.1
Builder shall check all information supplied by Owners or Vendors relating to the OFE for any omission, conflict, discrepancy or inconsistency and shall report any such omission, conflict discrepancy or inconsistency to Owners immediately in writing.

8.2
Owners shall notify Builder of Owner’s decision on the resolution of any such omission, conflict, discrepancy, or inconsistency within fourteen (14) Days. In case Owners fail to reply in such fourteen (14) Day period, or if Builder is of the opinion that such decision constitutes a Variation, it shall issue a request for a Variation Order in accordance with Article 16.6.

Article 9	The Work

9.1           Without limiting any other undertakings contained herein, Builder shall:

a)	Carry out the Work in accordance with the Contract, Authorities’ requirements, and good safety practices;
b)
execute workshop design and engineering based upon basic and detailed design included in the Contract and shall engineer, construct, commission, test and deliver the Work in accordance with the Contract in a timely manner; and

c)
provide all materials, equipment, Temporary Works, tools, facilities, labour, personnel, supplies, test and inspection equipment, and all other services required or necessary for the completion of the Work satisfactory to Owners and in accordance with the Contract. Builder shall ensure that all such material and/or equipment to be incorporated into the Work is fully certified to allow full traceability of all components;

d)	not use any materials, parts or equipment, nor permit anything to be used in the performance of the Work which will not conform with the Specifications;
e)
furnish efficient business administration, management, supervision and expertise and furnish an adequate supply of materials, parts, equipment and labour to perform the Work in the most expeditious and economical manner consistent with the interests of Owners;

f)	continuously and diligently perform or cause the performance of the Work in accordance with the Contract; and
g)
provide and maintain a complete record, with daily entries to Owners, of the lightship weights (including without limitation structures, outfitting, equipment) that are and are to be permanently installed on the Vessel.

9.2
Where Work is necessary for the performance and completion of the construction but such Work is not specifically mentioned, described or identified in the Contract, such Work shall nevertheless be part of the overall scope of Work to be performed and completed by Builder under the Contract and any applicable Variation Order.

9.3
Builder shall not alter the scantlings of the structural members of the Vessel as shown on the Approved for Construction drawings without the prior written consent of Owner and the Classification Society.

9.4	Weight Control:

a)
Builder shall provide a detailed weight control procedure for Owner’s approval within thirty (30) days after execution of this Contract. Builder is responsible to maintain and provide an accurate weight data base for all weight groups during the design and construction period. Weight certificates shall be provided from the Vendors for the items including steel plates, stiffeners, and equipment. For outfitting items purchased in bulk material, the data in weight per unit length or weight per unit area must be provided to Owners by the Builder as they are acquired.

b)
Large construction blocks are to be weighed prior to erection on the Vessel. The associated outfitting and pre-installed equipment weights shall be surveyed as the accompanied weights in the block. A trend of weight variation against the calculated weight for the blocks shall be presented by Builder to Owner on monthly basis.

c)
Builder is responsible to accomplish the design LUW (Light Unit Weight) and the VDL (Variable Deck Load) of the Vessel. In the event overweight is found in the construction process, Builder shall notify Owners immediately and promptly present a remedial solution to Owner for approval.

d)
Builder shall not be permitted to change the scantling of the structures prior to or during fabrication.  Any changes of the scantling must be subject to approval by the classification society and Owner before fabrication commences. Any unauthorised changes of the scantling shall be a material default of this Contract.

Article 10                                Builder's representations

Builder represents and undertakes that it:

g)	has the necessary skills, knowledge and experience to perform the Work;

h)	has the necessary suitably qualified and in every respect competent personnel to perform the Work;

i)	has the necessary industry standard software provisions, fully verified to perform the Work;

j)	has the necessary industry standard tools and equipment, properly calibrated to perform the Work;

k)	is familiar with, and has knowledge of the engineering standards, recommendations, laws, regulations, certifying and Authorities’ requirements and codes of practise relating to the Work;

l)	shall perform the Work to the professional and trade standards with all due diligence, safeguards and care;

m)	shall only use materials and provide equipment which are new and/or the suitable types available at the time;

n)	shall ensure compatibility between materials and/or equipment; and

o)	shall undertake a check of locational dimensions and weights relevant to the Work.

Article 11                                Subcontracts

11.1
Builder shall not Subcontract any part of the Work without the express prior approval of Owners in writing except those listed and agreed in Section 6 – Technical Specifications.  Such approval shall not unreasonably be withheld.

11.2
Prior to entering into a Subcontract, Builder shall submit to Owners and receive Owners’ approval of the proposed Subcontract except those listed and agreed in Section 6 – Technical Specifications. Such approval shall not unreasonably be withheld.

11.3
No Subcontract shall suggest the existence of any form of Contractual relationship between Owners and the Subcontractor. The Subcontract shall not contain any conditions attaching to the payment provisions whereby payment of the Subcontractor is linked or conditional upon receipt of payment by Builder under the Contract.

Builder shall use reasonable efforts to procure that each Subcontractor waives any liens and rights of action in rem against the Vessel or any part thereof that such Subcontractor may have by operation of law or otherwise.

11.4
Where Builder is responsible for the supply of running equipment, Builder shall arrange, at its own cost, the attendance of the Subcontractor's representatives at all commissioning tests.  On no account shall such equipment be operated without the attendance of the Subcontractor's representatives.

11.5
Where Owners are responsible for the supply of running equipment, Owners shall be responsible for arranging, at their own costs, the attendance of the Vendor's representatives at all commissioning tests.  On no account shall such equipment be operated without the attendance of the Vendor's representatives.

11.6
No Subcontract shall relieve or diminish the obligations or liabilities of Builder under the Contract and Builder shall be responsible for the acts, omissions and defaults of its Subcontractors and the respective officers, directors, employees, servants and agents as though they were the acts, omissions and defaults of Builder, its officers, directors, employees, servants and agents.

11.7
Builder shall use its reasonable efforts to ensure that each Subcontract permits Builder to assign any warranties thereunder to Owners.  Builder shall indemnify and hold Owners harmless for any inability by Owners to assert warranty claims against any Subcontractor, where the inability to assert a warranty claim is based on the Subcontractor’s claim that it is immune from suit or liability on the basis of sovereign immunity.

Article 12	Work schedule and Programme

12.1
Builder shall be responsible for scheduling, progress reporting and achieving performance of the Work in accordance with the Programme.  Builder shall monitor and report actual progress within Builder’s progress reports to Owners including the effects of any Variation Orders or Disputed Variation Orders and decisions to be made by Authorities.

12.2	Builder shall provide progress reports to Owners in form and at such times as are set forth in Section 5 – Administration Instructions.

12.3
If, in the opinion of Owners' representative, the progress of the Work with respect to any item on critical path is too slow to ensure completion of the Work in accordance with the Programme, unless the cause thereof is solely for reasons outside of Builder’s control or for which Builder could not reasonably plan, Builder shall prepare and submit to Owners a proposal for recovery of the Programme to Owners for review. Subject to Owners' comments, and unless the delay in the progress was Permissible Delays Builder shall take all necessary steps to expedite the rate of progress of the Work, including but not limited to re-scheduling activities, additional shifts, overtime working and supplying additional manpower, tools, equipment, resources and facilities as may be required to complete the Work in accordance with the Programme, at no cost to Owners.

Article 13                                Inspection

13.1
Owners, Authorities and all persons authorised by Owners shall have the right of access at all times to the Vessel and the Worksite and may inspect or witness the performance of the Work or testing activities.

13.2	Builder shall not make any part of the Vessel inaccessible prior to giving notice to Owners and allowing Owners the opportunity to inspect or witness any test.

13.3	Builder shall make provision and allow reasonable time for Owners and Vendors to perform testing and inspection activities within the Programme as they may require.

13.4
The Owner’s representative shall carry out his duties hereunder in accordance with good rig building practice and in such a way as to avoid any unnecessary increase in building cost or delay in the Programme.

Article 14                                Cooperation with others

14.1	Builder shall fully cooperate with and shall allow access to the Vessel and Worksite to:

a)	a party having a contract for the use of the Vessel;

b)	Invitees, directors and employees of Owners Group; and

c)	the representatives and surveyors of the Authorities and any other regulatory bodies; and

d)
Vendors, Owners' personnel or Owners' other Contractors to carry out activities which are associated with the Work and Builder’s performance of the Work or to carry out activities which are not within Builder's scope of Work, provided that Owners personnel and other Contractors and all persons mentioned above must comply with all reasonable requirements of Builder.

14.2	Builder, shall provide, receive and exchange Interface Information in accordance with the dates stated in the Programme or where no date is stated in a prompt, timely and sufficient manner.

14.3
Builder shall co-operate with Vendors and Owners' other contractors whose activities interface directly or indirectly with the Work, including without limitation Bassoe Technology and shall develop, and keep fully updated at all times, an interface matrix to define all interfaces between Builder, the Work and the activities of Vendors.  Copies of such matrix shall be provided to Owners as part of Builder’s progress reporting pursuant to the Contract.  Builder shall develop for review and agreement by Owners, and keep fully updated at all times, all necessary procedures to regulate interface activities between Builder and Vendors.

Article 15                                Facilities for Owners

15.1
Builder shall provide facilities to Owners, including office facilities inclusive of office equipment, power supplies, communications equipment and car parking as specified in Section 8 - Facilities for Owners for the use of Owners Group.

Article 16                                Variations

16.1
Owners may, in accordance with Section 5 - Administration Instructions, order any Variation to any part of the Work by issuing a Variation Order to Builder.  Such Variations may include additions, omissions, substitutions, alterations, changes in quality or character, kind, position, dimension, level or line and changes in the specified sequence, method or timing of construction.

16.2
The Contract Price, and/or the Programme shall only be subject to adjustment as a result of a Variation Order or a Disputed Variation Order signed by Owners’ representative.  Builder shall countersign each Variation Order, notwithstanding which Builder shall proceed with the work as proposed to be modified immediately upon receipt of the Variation Order.

16.3
A Variation Order shall not affect the rights or obligations of the Parties except as expressly provided in that Variation Order. A Variation Order shall be governed by all the provisions of the Contract.

16.4	The effect of a Variation Order on the Contract Price shall be determined on the basis of the rates provided in Section 3 - Schedule of Prices, or as the Parties may agree.

16.5	A Variation Order will not be issued for variations that are caused by Builder’s default.

16.6
Builder may, upon receipt of information from Owners or the identification of an event which Builder believes may constitute a Variation to the Work (such identification shall be at anytime prior to the Delivery of the Vessel), submit a request for a Variation Order to Owners in accordance with Section 5 - Administration Instructions.

Builder shall not proceed with the subject work until Owners have issued a Variation Order or a Disputed Variation Order.

16.7
In the event that Builder does not submit a request for a Variation Order within thirty (30) days or such longer period as may be agreed by the Owners Builder shall forfeit any right to claim a Variation Order. This clause shall not apply to Variations requested by Owner.

16.8	In the event of disagreement between the Parties as to:

a)	what is or is not a Variation requiring a Variation Order;

b)	the valuation of a Variation;

c)	the effect of the Variation upon the Programme; or

d)	any other matter appertaining to the Variation,

Owners shall issue a Disputed Variation Order in accordance with Section 5 – Administration Instructions. Builder shall countersign each Disputed Variation Order.

16.9
A Disputed Variation Order shall be considered equal in all respects to a Variation Order until such time as agreement is reached on the Variation or the matter is finally determined in accordance with Article 44.

16.10
Builder shall proceed immediately to execute the Work described in a Disputed Variation Order as though it were contained in a Variation Order.  The following principles shall apply subject to Article 16.12 below:

a.	The Contract Price shall be the basis for any payments until the dispute is agreed or the matter is finally resolved; and

b.	The Programme shall be the basis for all matters concerning Programme and Delivery in respect of all applications of such matters to provisions within the Contract; and

c.
Notwithstanding a) and b) above, Builder shall schedule the Work based on its own opinions of the effects of Disputed Variation Orders as is considered necessary by Builder to diligently complete the Work.

16.11	Not used

16.12
The Owner will not be entitled to require the Builder to proceed with any work covered by a Disputed Variation Order to the extent that the amount claimed in good faith by Builder and disputed by Owner in relation to such work exceeds USD 500,000 (United States Dollars Five Hundred Thousand) per Disputed Variation Order or US$1,500,000 (United States Dollars One and a Half Million Dollars) in aggregate Disputed Variation Orders.

Article 17                                [Not Used]

Article 18                                [Not Used]

Article 19                                Force Majeure

19.1
Notwithstanding anything else contained in this Contract no Party to the Contract shall be held to be in breach of contract for any failure to perform its obligations to the extent that such failure is due to Force Majeure. To the extent that delays resulting from the occurrence of any Force Majeure event shall count as Permissible Delay.

19.2
For the purposes of this Contract, Force Majeure shall mean a circumstance or event beyond the reasonable control and contemplation of the Party affected, which affects the performance of the Contract and which could not have been prevented or avoided by the exercise of due diligence or other prudent precautions. Force Majeure shall include acts of God, accidents, epidemic, disasters, earthquake, typhoon, hurricane, abnormal weather conditions, nationwide strikes, sabotage, riot, war and terrorist activities, whether real or threatened, lockouts or other work stoppage ordered by governmental authorities for reasons outside of Builder’s reasonable control and any other cause whatsoever beyond the reasonable control of Builder or its Subcontractors whenever or wherever occurring.

19.3	The Parties agree that the following events shall not be considered as Force Majeure under this Contract:

a)	other strikes, lock-outs or labour disputes not specified in 19.2 and labour or labour skills shortages;

b)	material, power, energy and fuel shortages;

c)	breakdown of any tools, machinery, equipment or facilities;

d)	weather cause, regardless of severity not specified in Article 19.2;

e)	delays caused by Builder's or its Subcontractor's commitments to others, which cause a delay in the performance of the Work or a delay in the commencement of the Work, or delays in delivery of BFE;

f)	fire, except when caused by lightning, acts of war, terrorism or sabotage; and/or

g)   defects in material, parts or equipment provided by Subcontractors.

19.4
Builder shall not be relieved of the consequences of any default by Builder hereunder by reason of the subsequent occurrence of a Force Majeure event.  Likewise, Owner shall not be relieved of the consequences of any default by Owner hereunder by reason of the subsequent occurrence of a Force Majeure event.

19.5
The Party claiming Force Majeure shall notify the other Party immediately and shall subsequently provide sufficient particulars thereof, including its intended actions to resolve the event. The Party shall be obliged to use its reasonable endeavours to mitigate the effect of the Force Majeure event, at its own cost.

19.6	In the event that:

a)	the effects of the Force Majeure event cannot be overcome; or

b)	the Force Majeure event cannot be reasonably expected to be overcome within ninety (90) Days of the date of its first occurrence; or

c)	a time period of ninety (90) Days, either consecutively or cumulatively, has passed from the Day of the first occurrence of Force Majeure and Builder has been unable to re-commence the Work;

Owners shall be entitled to terminate the Contract and Builder shall provide every assistance, at its own costs, to effect removal of the Vessel and all of its associated machinery, equipment and material from the Shipyard.  Owners shall ensure that Builder is fully paid for the Work completed up to the date of the intervening Force Majeure occurrence.

19.7
If in Builder’s opinion, the Force Majeure is likely to cause an extension of the Delivery Date, Builder may submit a request for a Variation Order to Owners, requesting an extension of time equal to the length of delay caused to the Delivery Date directly attributable to the Force Majeure.

Article 20                                Tests and sea trials

20.1
Builder and Owners shall jointly prepare the BFE Commissioning Procedures, ONE Commissioning Procedures, the OFE Commissioning Procedures and the Sea Trials Procedures, setting forth the proposed sea trials of the Vessel and testing of the BFE and OFE to be conducted prior to Delivery.  Such documents shall be prepared no less than three (3) months prior to the expected Delivery Date, and shall include, without limitation, the procedures and tests set forth in Section 1.15 of Section 6 – Technical Specifications.  Builder and Owners shall agree to the scope of testing and the weather conditions needed to complete testing of the DP System.  Builder and Owners shall jointly determine the personnel from each Party that is to be present at each stage of tests and sea trials.

Builder shall provide no less than fourteen (14) Days prior written Notice to Owners of the time and place for the sea trials of the Vessel.  Owners shall have the right to have its representative and all necessary personnel from Vendors or Subcontractors on board the Vessel to perform the sea trials.

Builder shall be responsible for rendering assistance and support to Owners and Vendors for the performance of the sea trials.  Builder shall have the right to have representatives present on the Vessel during the performance of the trials, provided that the number of such representatives shall be subject to the prior approval of Owners.

Builder may Subcontract nautical instrument calibration, speed measurement, power measurement, and tests on the global positioning system to an independent specialist company, provided that such company is acceptable to Owners in their reasonable discretion.

20.2
Builder shall make available to Owners, without charge, any of Builder’s tools or equipment available at the Worksite that may be necessary to perform any tests or inspections at any time during construction.

20.3
Any test or trial of the Vessel shall be carried out in the presence of representatives from the Classification Society and/or other Authorities, and shall be conducted in a manner and to an extent prescribed in the Specifications and shall prove the Vessel's proper functioning and fulfilment of the performance requirements for the trials set forth in this Contract and the Specifications. The sea trials shall test, at a minimum, the items set forth in Section 6 – Technical Specifications, Section G15.

20.4
All expenses except those of Owners’ representative and its assistant(s) and the staff of Vendors in connection with the sea trials shall be for the account of Builder, including without limitation all necessary crew. Builder shall also be responsible for providing the transportation to and from the Vessel, provisions, consumables such as fuel, lube oil, water, etc., during the dockside commissioning and sea trials.

20.5
Upon completion of the trial run and when the trial results are available, and if the results thereof demonstrate that the Vessel conforms to the Specifications, Builder shall promptly give Owners a written notice of completion stating that the Vessel is ready for Delivery.  Owners shall upon receipt of such notice and the test results notify Builder in writing of Owners’ acceptance or rejection of the Vessel as being in conformity with the Contract.

20.6
If the results of the trial run demonstrate that the Vessel or any part or equipment thereof does not conform to the requirements of the Contract, Builder shall promptly take all necessary steps to rectify such nonconformity (save that in respect of ONE equipment, Builder's obligation to do so shall be determined in accordance with the risk agreed in Article 7A). If necessary, Builder shall for its own account carry out a further trial run to ascertain that the Vessel conforms to the terms of the Contract; provided that if the non-conformity relates to the DP System, thrusters or power management system, Builder shall carry out an additional trial run. Upon demonstration by Builder that any such deficiencies have been corrected, Builder shall notify Owners that the Vessel is ready for Delivery.

20.7
Owners shall in any notice of rejection give reasonably detailed particulars of the reasons for Owners’ rejection of the Vessel.  Owners shall take delivery of the Vessel if it is in conformity with the Contract, unless there are any deficiencies or conditions or recommendations imposed by the Classification Society or other Authorities preventing the Vessel to carry out its intended operation. If the deficiencies, conditions and recommendations are of minor importance and failure to immediately correct the same would not prevent safe operation of the Vessel, Builder may require Owners to take delivery of the Vessel provided Builder undertakes for its own account to remedy the deficiency or satisfy the recommendation as soon as possible, in no event later than the end of the Guarantee Period; provided that where at all possible, Builder shall at its cost travel to the location of the Vessel to remedy such deficiency.

The repair or remediation of defects in any OFE that are not attributable to Builder shall be for the account of Owners.

Article 21                                Delivery and Acceptance

21.1	Delivery shall take place at the Shipyard and shall be effective once both Parties have executed and delivered to each other a Protocol of Delivery and Acceptance.

21.2
Delivery shall be conditional on receipt of all the necessary documentation, licences, export clearances, or permits required by Builder and the country in which the Shipyard is located.  Upon acceptance of the Vessel by Owners, Builder shall deliver to Owners the following documents:

1)	a Protocol of Inventory of the equipment of the Vessel, including spare parts and the like, all as specified in the Specifications;

2)	a Protocol of Stores of consumable nature;

3)
All Certificates, including the Builder's Certificate required to be furnished upon delivery of the Vessel pursuant to this Contract and the Specifications. It is agreed that if the Classification Certificate and/or other Certificates are not available at the time of delivery of the Vessel, provisional Certificates shall be accepted by Owners. Builder shall provide Owners with permanent Certificates as promptly as possible after such formal Certificates have been issued;

4)
a Bill of Sale including a Declaration of Warranty of Builder that the Vessel is delivered to Owners free and clear of any and all liens and other encumbrances upon the Vessel and Owners’ title thereto, and in particular, that the Vessel is absolutely free of the burdens, in the nature of imposts, taxes or charges imposed by the city, state or country of the part of delivery, as well as of all liabilities arising from the construction or operation of the Vessel or trial runs or otherwise prior to delivery and acceptance;

5)	a Protocol of Final Documentation together with agreed resolution of punch list items from construction and commissioning;

6)	a Protocol of Commissioning and Sea Trials documents made pursuant to agreed acceptance criteria;

7)	Drawings and Plans pertaining to the Vessel as stipulated in the Specifications; and

8)	a Commercial Invoice for any unpaid amount of the Contract Price.

21.3
Owners and Builder shall agree to a protocol of commissioning for BFE, with a punch list of items that may be required for Delivery with respect to such equipment.  Acceptance by Owners following commissioning of such equipment shall preclude Owners from refusing Delivery of the Vessel on the basis of any alleged deficiency in such commissioned equipment.

21.4	Not used.

21.5
Owners and Builder shall agree to a protocol of tests and sea trials, with a punch list of items that may be required for Delivery respecting items tested in the tests and sea trials. Acceptance by Owners of the Vessel shall preclude Owners from refusing Delivery of the Vessel on the basis of any alleged deficiency in any parts of the Vessel which were tested during the trial runs, provided all other procedural requirements for Delivery have been met.

21.6	Owners and Builder may agree to a punch list of items that Builder shall be required to resolve or perform, notwithstanding Delivery and Acceptance of the Vessel.

21.7
Any fuel oil, lubricating oil, grease, fresh water or other consumable stores furnished by Builder for the trial run, remaining on board the Vessel at the time of Delivery, shall be purchased by Owners from Builder at Builder’s original purchase price thereof.

Article 22                                Contract Price and terms of payment

22.1
The Contract Price shall be specified in Section 3 - Schedule of Prices.  Builder warrants that it has fully considered all of its obligations hereunder with respect to the Work and the Programme in establishing the Contract Price.

22.2
Upon receipt of a Milestone Completion Certificate, Builder shall invoice Owners for payment of that portion of Contract Price indicated in the payment schedule contained within Section 3 - Schedule of Prices with respect to such completed Milestone.  Each such invoice shall describe the Milestone completed in sufficient detail, with accompanying documentation substantiating the Work performed for which such invoice is issued.

22.3
Owners shall pay Builder’s invoice with respect to a completed Milestone within thirty (30) Days of receipt from Builder of such invoice. Builder shall not be entitled to receive payment for partially completed Milestones or for other interim payments unless stated on a Variation Order. Payment by Owners of an invoice shall not prejudice Owners right to dispute the amounts paid or to make a claim under the Guarantee with respect to defects in the Work or the Vessel. In the event Owners dispute any amount of an invoice, Owners shall pay any amounts of such invoice that are not in dispute.

22.4
In the event there is any dispute between the parties under this Contract for variations under Article 16 hereof, the Owner shall pay to Builder all undisputed amounts due to the Builder.  The Parties will negotiate in good faith to resolve any such dispute. If the parties are unable to resolve the dispute within thirty (30) days before the Delivery of the Vessel, Owner shall, prior to taking Delivery of the Vessel, provide a letter of credit or similar security acceptable to the Builder in the amount of the disputed portion of the Contract Price exceeding US$2,500,000 until the resolution of such dispute in accordance with Clause 44 hereof, the proceeds of which will be available to Builder upon a final unappealable award or judgment, or on the final resolution of the dispute.

22.5	Payment shall be effected by wire transfer on a Banking Day to the bank and in the currency specified in Section 3 - Schedule of Prices.

Builder shall designate in writing an account to which all payments under this Contract due to Builder shall be paid. Owners’ sole duty with respect to payments shall be to transfer amounts due under the Contract to such account, irrespective of whether the amounts are due to Builder or to any party to which Builder has assigned the Contract or has granted a security interest in the Contract. This provision shall be binding on any assignee of Builder, whether by an assignment, novation or collateral assignment.

In the event of late payment of undisputed amount caused by Owners, Builder shall be entitled to charge interest on the unpaid amount from the due date at a rate of 6% per annum until paid.

22.6	Any amounts payable herein shall be paid without set off, deductions or counterclaims except where otherwise provided in this Contract.

22.7
Subject to Article 22.8, In the event Owner fails to pay undisputed sums in the aggregate of USD 2,500,000 or more due to Builder under or in connection with this Contract by due date, Builder shall have the right, upon giving written notice to Owner to cease work on the Vessel and following a period of suspension of thirty (30) days from the date of the notice, be entitled to terminate this Contract. Without prejudice to all its rights and remedies available at law or in equity, Builder shall be entitled to claim as Permissible Delay any period of time during which the construction or completion of the Vessel has been delayed in consequence of Owner's default, or Builder’s cessation of work, as aforesaid, and in any event all costs incurred during such time of cessation of work shall be paid by Owner to Builder whether or not this Contract is terminated.

22.8	If Owner notifies Builder that they require extension of time to pay any Milestone under the Contract as a result of:

i.	global shortage of liquidity resulting in financing difficulties for Owner, and

ii.	as a result Owner requires time to procure or source financing for the payment of the Milestone that is then due,

Then Owners and Builder shall have thirty (30) days from the date of the notice from the Owner within which to reach an agreement on revised payment schedule for the Milestones. If the Parties are unable to reach an agreement on the revised payment schedule for the Milestones after good faith efforts, Builder may at its sole discretion extend the time for payment of the affected Milestone up to a period of no more than 30 days (save that the Delivery Date as set out by Owner in a Disputed Variation Order shall not apply to the determination of the scheduled Delivery Date under this Article 22.8).  The period for the Parties to reach an agreement, and extension granted by Builder under this provision shall be a Permissible Delay.  During the period of extension, Builder at its discretion may opt to cease work on the Vessel and interest on the unpaid amount as set out in Article 22.5 above shall continue to accrue and be payable up until such time that Milestone is paid. In the event that Milestone is not paid within the period for the Parties to reach an agreement and any extension granted by Builder, Builder shall be entitled to terminate this Contract in accordance with Article 34.1.

Article 23                                Guarantee

23.1
Builder agrees to build the Vessel in a good and workmanlike manner, in accordance with that degree of skill, care and diligence in accordance with internationally acceptable standards, free from defects in detailed design, material and workmanship ("Defects"), and shall exclude defects in the basic design, OFE or matters under Articles 7A.3 and 7A.4.  This Guarantee shall extend to Builder’s installation of the OFE and any paint or coatings applied to the Vessel by Builder.  This Guarantee shall remain in force through the Guarantee Period. Any ONE guarantees under the ONE contracts shall be assigned by Builder to Owner upon Owner’s written request to Builder.

23.2
In the event of the occurrence of any Defects covered by the above warranties, Builder shall undertake to repair or replace the Defects. Any parts replaced shall on their removal become the property of and shall be at the risk of the Builder whilst the replacement parts fitted to the Vessel shall upon fitting become the property of the Owner.

23.3
The Owner shall notify the Builder in writing as soon as reasonably possible and in any event within fourteen (14) days after discovery of any Defect and the Builder shall only be liable to the Owner hereunder where this requirement has been satisfied.  The Owner's notice shall include such particulars as can reasonably be given as to the nature of such Defect, the date of discovery and the place at which the Vessel can be made available for earliest inspection by or on behalf of the Builder.  The Owner shall furnish to the Builder as soon as practicable copies of any relevant survey or inspection reports.

23.4
In the event that the Builder is unable to make good any Defect at the Shipyard, it shall forthwith nominate a yard suitable for such purpose for the Owner’s approval (which approval shall not be unreasonably withheld or delayed), and should the Owner consider such yard acceptable the Builder shall arrange for the making good of the Defect and the carrying out of any essential dismantling and reassembling at its own expense. Alternatively, and providing adequate and permanent repairs can be so effected, the Builder shall have the option of carrying out all such repairs on board the Vessel at sea or on location, providing such repairs do not interfere with the operation of the Vessel. It shall in all cases be the Owner’s responsibility and expense to take the Vessel to the place where any work under this Clause is to be carried out, ready in all respects for the work to be carried out.

23.5
Should the Owner not approve (in a case where it is entitled to withhold approval under Clause 23.4) the yard nominated by the Builder the Owner may elect to have the work referred to above carried out elsewhere than at the Shipyard, the Owner shall nominate a yard acceptable to the Builder, such acceptance not to be unreasonably withheld. In such case the Builder shall pay to the Owner for repairs and/or replacements such sum as would equate to the costs of effecting such repairs at the Builder’s yard based on Builder’s tariff rate for time and material. The Builder may, at its own expense, have its representative in attendance during execution of the work.  The Owner shall ensure that any parts replaced under this sub-clause are returned to the Builder (if required by the Builder) at the Builder's expenses, and in such case those parts returned shall on their replacement become the property of and shall be at the risk of the Builder.

23.6
Any remedial measures undertaken and the associated Work shall be subject to a one (1) year Guarantee from the date such measures are completed; provided the Guarantee Period will not extend beyond two (2) years after the Delivery Date.

23.7
Builder hereby assigns to Owners, to the extent permitted under Contract or applicable law, all guarantees and warranties of each Subcontractor with respect to goods and services provided to the Work or the Vessel by such Subcontractor which extend beyond the Guarantee Period.

23.8
The Builder shall not be obligated to repair, or to be liable for, damages to the Vessel, or to any part of the equipment thereof, due to ordinary wear and tear or caused by defects, nor shall there be any Builder's liability hereunder for defects in the Vessel, or any part of the equipment thereof, caused by fire or accidents at sea or elsewhere, or mismanagement, accidents, negligence, or willful neglect, on the part of Owners, their employees or agents, including the Vessel’s officers, crew and passengers, or any persons on or doing work on the Vessel other than Builder, its employees, agents or Subcontractors. Likewise, Builder shall not be liable for defects in the Vessel, or the equipment or any part thereof, due to repairs or replacement which were made by those other than Builder and/or its Subcontractors.

23.9	Builder would not be liable for the following in remedying defects:

(i)	Costs of heavy lift operations offshore or organizing the same;
(ii)	The costs of routine maintenance of the Vessel;
(iii)
The costs of repairing damage to the Vessel or of correcting any such defects which result from or are due to actual operating conditions being different from those specified in this Contract or any Variation Orders; and

(iv)	Any OFE or materials or equipment supplied by Owners or for any damage caused by any defect in such materials or equipment not attributable to the Builder.

In addition to the above, if the remedial work requires the Builder to complete work offshore and/or such work requires work below the waterline and/or is required to be completed in dry dock, the Owner shall make all necessary arrangements at their own costs to procure such facilities for the remedial work to be performed.   In no event shall the Builder be responsible for any delay or time taken or lost, or off-hire or related costs, for events arising out of this Article 23.

23.10
The warranty provided in this Article 23 and the obligations and the liabilities of Builder hereunder are exclusive and Owners hereby waive all other remedies, warranties, guarantees or liabilities, express or implied, arising by law or otherwise (including without limitation any obligations of Builder with respect to fitness, merchantability and consequential damages) or whether or not occasioned by Builder's negligence or default. This Guarantee shall not be extended, altered or varied except by a written instrument signed by the duly authorized representatives of Builder and Owners.

Article 24                                Indemnities

24.1
Builder shall indemnify, defend and hold harmless Owners Group in respect of any loss or damage to the property, equipment or facilities of Builder Group, whether owned, leased, rented or hired and howsoever caused (subject always to Article 24.7).

24.2
Builder shall indemnify, defend and hold harmless Owners Group from and against any and all claims, damages and expenses of every kind and nature resulting from personal injury, including fatal injury and disease, to the Builder Group, howsoever caused (subject always to Article 24.7).

24.3
Owners shall indemnify, defend and hold harmless Builder Group in respect of any loss of or damage to the property (other than the Vessel and ONE while in the possession of Builder and caused by Builder), equipment or facilities of Owners Group, whether owned, leased, rented or hired howsoever caused (subject always to Article 24.7).

24.4
Owner shall indemnify, defend and hold harmless Builders Group from and against any and all claims, damages and expenses of every kind and nature resulting from personal injury, including fatal injury and disease, to the Owner Group, howsoever caused, or brought by Owner’s underwriters, whether by subrogation or otherwise (subject always to Article 24.7).

24.5
Prior to Delivery of the Vessel, Builder shall defend, indemnify and hold the Owner Group harmless against any and all claims, damages and expenses of every kind and nature to the Owner Group resulting from loss of or damage to the property, equipment or facilities of Third Parties or personal injury, including fatal injury and disease of Third Parties arising out of the performance of the Contract for which the Builder Group is responsible.

24.6
Owner shall defend, indemnify and hold the Builder Group harmless against any and all claims, damages and expenses of every kind and nature to the Builder Group resulting from loss of or damage to the property, equipment or facilities of Third Parties or personal injury, including fatal injury and disease of Third Parties arising out of the performance of the Contract for which the Owner Group is responsible.

24.7
After Delivery of the Vessel, the Owner shall further defend, indemnify and hold the Builder Group harmless against any and all claims, damages and expenses of every kind and nature to the Builder Group resulting from the ONE Contracts (including any indemnification obligations arising under the ONE Contracts), loss of or damage to the property, equipment or facilities of Third Parties or personal injury, including fatal injury and disease of Third Parties arising out of the use, operation or maintenance of the Vessel and/or the equipment therein.

24.8
ALL INDEMNITIES UNDER THIS ARTICLE 24 SHALL INCLUDE INDEMNITY FOR CLAIMS, DAMAGES AND LOSSES CAUSED BY THE NEGLIGENCE OF THE INDEMNIFIED PARTY OR ANY MEMBER OF ITS GROUP, BUT SHALL NOT INCLUDE CLAIMS, DAMAGES AND LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY OR ANY MEMBER OF ITS GROUP.

Article 25	Insurance by Builder

25.1
Builder shall, at its own costs and expense, maintain for the duration of the Contract the following insurances in the name of Builder Group. The insurances maintained by Builder shall at all times be primary to any insurance maintained by Owners for the duration of the Work.

a)
Employer's liability insurance/workmen's compensation with unlimited and/or as may be required by statute or similar regulation in the country or countries of the Shipyard covering personal injury to, or death of, employees of Builder engaged in the performance of the Contract, and shall ensure Subcontractors maintain such insurance in respect of their employees.

b)
Public liability insurance with an indemnity of USD 5,000,000 (five million US dollars) for any one incident or series of incidents arising from each and every event, unlimited in the aggregate, covering all operations of Builder.

c)
Construction All-risk insurance covering the Works for an amount equivalent to the Contract Price and OFE, provided that Owners shall reimburse Builder for the extra premiums incurred by Builder to insure the OFE.

25.2
Builder shall furnish to Owners certificates and renewal certificates of the insurance required by this Article evidencing the type and scope of each insurance coverage and an endorsement from the insurers that no insurance shall be cancelled during the term of the Contract without thirty (30) Days prior written notice to Owners.  Builder, unless Owners are the sole cause of the loss, or the loss arises solely from defects in OFE, shall be responsible for the payment of any deductibles under its insurances.

25.3
Should the Vessel or any items insured pursuant to the provisions of Article 25.1(c) sustain loss or damage prior to Delivery and should such loss or damage not make the Vessel a total loss, actual, constructive, arranged or compromised, the Builder shall use all proceeds of insurance received for the damage, with all due despatch, to make good such damage in accordance with the provisions of this Contract and the Specifications.

25.4
Should the Vessel sustain loss or damage prior to Delivery hereunder such that it is either conceded by the insurers liable therefore, or determined by a court of competent jurisdiction, that the Vessel has become a total loss, actual, constructive, arranged or compromised, then the Builder and the Owner shall within twenty-one (21) Working Days thereof decide whether to continue with the construction of the Vessel or to cancel the Contract.  In the event that the parties are unable to agree within such time scale terms on which to continue with construction of the Vessel, the same shall be deemed cancelled.  If the Contract is cancelled the Builder shall:-

a.	refund promptly to the Owner in full the aggregate amount of Milestone payments of the Contract Price already paid by the Owner; and

b.	return to the Owner all OFE which have not been lost.

25.5	Save as specifically provided to the contrary in this Contract, the Parties' obligations under this Contract shall thereupon cease and terminate.

Article 26                      Taxation

26.1
Except as otherwise specifically provided for in Section 3 - Schedule of Prices, Builder shall be fully and exclusively liable for the payment of all tax assessments, levies, social burdens, duties, allegations, impositions, and contributions including, but not limited to, unemployment insurances, national insurances, social security benefits, and corporate and income taxes as may be imposed by any local or national government or agency in the country of the Worksite and arising out of or in connection with the Work, the Vessel or the Contract except for taxes on the income of the Owners or taxes arising on the Vessel after acceptance by Owners.

26.2
Builder agrees to indemnify, defend and hold harmless Owners Group from all claims, suits, costs, expenses, liabilities, fines, judgments and demands as may be incurred, resulting from or connected with, any tax assessment, levy, social burden, duty, allegation or imposition on the Work, Builder, or any of its Subcontractors of any tier, agents or employees, howsoever arising in the country or countries of the Worksite, for which Builder is responsible under Article 26.1.

26.3
Owner agrees to indemnify, defend and hold harmless Builder Group from all claims, suits, costs, expenses, liabilities, fines, judgments and demands as may be incurred, resulting from or connected with any tax assessment, levy, social burden, duty, allegation or imposition on the taxes on the income of the Owners or taxes arising on the Vessel after acceptance by Owners.

Article 27	Audit rights of Owners

27.1
Builder shall allow Owners or their appointed representatives reasonable access to the Shipyard and documentation relating to the Work for audit purposes provided that the Owner shall not be entitled to inspect or audit any document which relates to the profits, unit rates or mark up of the Builder, or which is confidential or privileged. Where activities are performed in connection with government guaranteed loans or similar programs, audit access shall also be available to the party providing the loans or guarantees. No charges shall be made by Builder for audit access.

27.2	Builder shall maintain all records respecting the Work for a period of three (3) years after the date of actual Delivery or the date of termination, whichever is the earlier.

Article 28                                Patents and Proprietary Information

28.1
The intellectual property rights in the drawings, designs, plans, reports, specifications, calculations, detailed design documents and/or other documents produced by Builder or procured by Builder (other than from Owner Group) shall at all times belong to and vest in the Builder provided that Builder shall provide a royalty-free irrevocable license to Owner for the use thereof, transferable to a transferee of the Vessel. The information, calculations, specifications and reports provided by Owner to Builder shall at all times belong to and vest in the Owner.

28.2
Each Party shall indemnify and hold harmless the other Party from and against all claims, losses, damages, costs and liabilities of every kind and nature associated with, related to, or arising out of, or in connection with any actual or alleged infringement of any patent or proprietary or protected right used in the performance of the Contract, including without limitation the use of drawings respecting the scope of Work, if such infringement is caused by the indemnifying Party.

28.3	Each Party shall notify the other Party of any infringement of any patent or proprietary or protected right promptly after the Party becomes aware of such infringement.

28.4
In the event of Owner’s termination of the Contract under Article 33.1 and election to take a refund under Article 33.3 or the Builder’s termination of the Contract under Article 34.2, Owner agrees to provide a royalty-free license to Builder for the use of Owner’s intellectual property (including rights under the contract with Bassoe Technology) for the construction, sale and use of the Vessel and OFE (to the extent of the transfer of OFE to Builder), transferable to a transferee of the Vessel.

Article 29	Liens

29.1
Builder shall indemnify and hold harmless Owners Group from and against all claims, losses, damages, costs and liabilities of every kind and nature associated with, or arising from, or in connection with liens, charges, attachments, seizures, injunctions or other encumbrances placed on the property of Owners or Owners Group by Builder or any Subcontractor or creditor of Builder.

29.2
In the event of any lien, charge, attachments, seizures, injunctions or other encumbrances ascribed against the property of Owners or Owners Group as described for in Article 29.1, Owners may, at their absolute discretion, cause the removal of the lien, charge, attachments, seizures, injunction or other encumbrance and Owners may at their absolute discretion set-off the undisputed amounts owed by the Builder to the Subcontractor against payments due to Builder.

Article 30	Ownership

30.1
Title to such portion of the Vessel as is completed with each Milestone (including ONE and BFE equipment) shall pass to Owners immediately upon payment of the corresponding amounts payable for completion of such Milestone. Title to OFE and other materials and the equipment supplied by Owners, shall at all times remain vested in Owners.

30.2	Not Used.

30.3
Builder shall provide upon Delivery a Bill of Sale and Builders Certificate, in form and substance satisfactory to Owners, transferring title and ownership of the Vessel to Owners, free of all liens and encumbrances.

Article 31	Commencement, completion, liquidated damages and incentives

31.1	Builder shall commence the Work upon execution by both Parties of Contract and shall proceed with the same in accordance with the Programme.

31.2	The Vessel shall be delivered to Owners on the Delivery Date.

31.3	When Builder determines that it has completed a Milestone as described in Section 4 – Programme, Builder shall notify Owners thereof in writing.

Upon receipt of Notice of completion of a Milestone, Owners shall within five (5) Days, either:

a)	issue a Milestone Completion Certificate stating that the Milestone works are complete and the date upon which they were completed; or

b)	give instructions to Builder specifying the Work that is required to be done prior to the issuance of a Milestone Completion Certificate.

31.4	If Builder fails to deliver the Vessel by the Delivery Date or any extension thereof granted by Owners, Builder shall pay liquidated damages to Owners for such default as follows:

a)	For the first fifteen (15) Days of delay, Builder shall not be required to pay liquidated damages; and

b)	For a delay of 16 to 315 Days, a rate of US$50,000 per day will apply;

Delay for the purposes of this Article shall mean the period which elapses between the Delivery Date set forth in the Programme (as extended by a Variation Order or Force Majeure) and the actual date of the Delivery of the Vessel.

This Article 31.4 will not apply to any delay caused by the commissioning and testing of OFE. For delays arising from ONE, Builder shall only be liable to pay liquidated damages to the extent recoverable under the ONE contracts and not the amount set out in this Article.

31.5	Builder shall not be liable for liquidated damages for periods covered by any settlement of Disputed Variation Orders, pursuant to which Owners have granted an extension of time for delivery.

Any sums in respect of such period which may have been recovered pursuant to Article 31.4 shall be reimbursable to Builder.

31.6	The total liquidated damages recoverable from Builder shall not exceed Fifteen Million United States Dollars (US $15,000,000).

31.7
Builder's payment of liquidated damages shall be Owner’s sole financial remedy in respect of Builder’s failure to deliver the Vessel on the Delivery Date. The Owner shall be entitled to set off from amounts payable to the Builder the liquidated damages so accrued under this Article.

31.8
Builder agrees that the period(s) applicable to liquidated damages shall not in any way be considered or construed as additional period(s) available to Builder for the performance of the Work.  Owners may, at any time after maximum liquidated damages are reached, elect to terminate the Contract pursuant to Article 33.

Article 32                                [Not Used]

Article 33                                Termination for Builder's default

33.1
Owners shall have the right, without prejudice to any of their other rights or remedies under, or in, or arising from, or in connection with the Contract or at law, by giving Notice to Builder, to terminate the Contract if Builder:

a)
shall become insolvent, in receivership, liquidation, bankruptcy, in administration, in composition, in arrangement with its creditors, its assets are attached or seized, voluntary liquidation, voluntary winding-up, or any equivalent act or thing; or

b)
is in material default of the Contract, and Owner has given notice to the Builder to remedy such Default and (i) fails to provide a plan to the Owner for the remedy of such default within fourteen (14) days from the Owner’s notice, or (ii) after providing a plan to the Owner, fails to remedy such default within thirty (30) days (or such other period as may be agreed by the Parties) from the receipt of the plan by the Owner; or

c)	If the maximum liquidated damages has accrued under Article 31.

33.2	In the event of termination under Article 33.1 above, Builder and Owners shall have the following rights, obligations and duties:

33.3
If the Owner serves notice to terminate this Contract under Article 33.1 above, it shall specify whether it elects for a refund under this Article 33.3 or to purchase the Vessel in its incomplete state. The Builder shall, within thirty 30 days of receipt of such notice, repay to the Owner the amount of all monies paid by the Owner on account of the Contract Price together with interest thereon at the rate of 3.5% (three and one-half per cent) above LIBOR or six percent (6%), whichever is lower, from the date when such monies were paid by the Owner to the Builder up to the date of the repayment thereof. The liabilities of Builder under this Article 33.3 shall not be limited by the provisions of Article 38.2 hereof. All title to the Vessel and Works (including but not limited to BFE and ONE) shall automatically transfer on the date of payment by Builder and Owner shall take whatever steps necessary to legally perfect such rights in Builder's favour.  Owner undertakes to execute any and all formalities and/or documents to effect the same. The Builder shall also redeliver to the Owner at the Shipyard all of the OFE delivered to the Builder that has not been installed on the Vessel at the time of the Owner’s termination.  Where the OFE has been installed on the Vessel the Builder shall be entitled either to redeliver the same to the Owner or to retain it but if it elects to retain the same shall be obliged to pay to the Owner the cost incurred by the Owner in purchasing such OFE. In such event, Owner shall take whatever steps to legally perfect such rights in OFE in Builder’s favour.  Owner undertakes to execute any and all formalities and/or documents to effect the same.

33.4
Alternatively, in lieu of a refund under Article 33.3, at the Owner’s sole discretion by notice in writing to the Builder, the Owner may elect to purchase the Vessel in its incomplete condition as at the date of termination and to, remove the Vessel and complete the construction of the Vessel. In the event Owner exercises its option to purchase the incomplete Vessel it shall forfeit its right to a refund under Article 33.3, and Builder shall:

i.
provide every assistance to Owners to recover the Vessel, including any drawings, documents, engineering, calculations, electronic files, specifications and other items relating to the Vessel and the Work, and to effect the completion of the Work including, on request of Owners, the assignment of Subcontracts and shall immediately provide Owners with available drawings, documents, engineering, calculations, electronic files, computer software, tools, instruments, labour, materials, equipment and facilities;

ii.	at its own expense, shall also allow, and provide every assistance with the immediate release of all other property of Owners, as Owners may direct; and

iii.	execute and deliver to Owners a bill of sale respecting the Vessel or such of the Work has been completed in favour of Owners and in form and substance satisfactory to Owners

33.5
In the event the Owners elect to remove the Vessel under Article 33.4 and complete the Vessel elsewhere, Owners shall deduct the costs and expenses of completing the Works from the Contract Price, less previous payments made to Builder and, in the event of a surplus, effect payment to Builder of the surplus or, in the event of a deficit, Builder shall reimburse Owners the deficit.  The liability of the Builder under this Article 33.5 is subject to the limitations in Articles 38.1 and 38.2;

33.6	The remedies set out in this Article 33 shall be the sole remedies of Owner and the sole liability of Builder in the event of termination by Owner of this Contract.

Article 34	Remedies upon Owners’ default

34.1
Builder shall have the right, without prejudice to any of its other rights or remedies under, or in, or arising from, or in connection with the Contract or at law, by giving Notice to Owners to terminate the Contract if Owners:

a)
shall become insolvent or be placed in receivership, liquidation, bankruptcy, administration, or other similar arrangement with its creditors, or substantially all of its assets are attached or seized, or Owners file for voluntary liquidation, voluntary winding-up, or any reasonable equivalent act or thing; or

b)
fail to pay any amount or instalment due to Builder on its due date as provided in this Contract and such failure continues for thirty (30) Days following written Notice to Owners from Builder unless extended pursuant to Article 22, or unless Owners are disputing such amounts in good faith and have either commenced proceedings under Article 44 or have placed adequate security with Builder in the amount in dispute; or

c)	fail to take delivery of the Vessel within thirty (30) Days following the date that the Vessel is duly tendered for Delivery by Builder without outstanding Work to be performed by Builder.

34.2
In the event of termination of this Contract under Article 34.1, all title to the Vessel and Works (including but not limited to OFE, BFE and ONE) shall automatically transfer on the date of termination to Builder and Owner shall take whatever steps necessary to legally perfect such rights in Builder's favour. Owner undertakes to execute any and all formalities and/or documents to effect the same. Builder shall have full right and power at its sole option either to complete or not to complete the Work as it deems fit. Builder shall have the right to sell the Vessel, or sell the Vessel in its incomplete state, or sell the Vessel materials (if Builder is unable to sell the Vessel in an incomplete state) (whether immediately or such later date as it deems fit) at a public or private sale, with fourteen (14) Days prior notice to Owners, on such terms and conditions as are reasonable under the circumstances. Builder shall not be answerable for any loss or damage, provided that Builder shall use its best efforts to sell the Vessel at a private sale for six (6) months through a vessel broker of recognized international standing. Owner undertakes to execute any and all formalities and/or documents to effect the same. If Builder is unable to sell the incomplete the Vessel or Vessel materials, it may utilise the Vessel materials as it deems fit for other projects.  The money acquired through sale of the Vessel, or the utilisation of the Vessel materials, shall first be used to compensate the sale expenses, brokerage fees, maintenance of the Vessel, insurance, reasonable legal costs and expenses, and pay the amount owed by Owners to Builder and for work done and interests accrued under Article 22.5. The surplus, if any, shall be returned to Owners within 30 days after the sale is completed provided such amount so returned shall not exceed the portion of Contract Price received by the Builder from the Owner.  If the money acquired through sale of the Vessel, or the utilisation of the Vessel materials, is insufficient to pay the amount owed by the Owners to the Builder after deduction of the aforesaid expenses, the shortfall, shall be paid by the Owner to the Builder within 30 days after the sale is completed.

Article 35                                Conflict of interest

35.1	THE BUILDER GROUP SHALL NOT PAY OR PROMISE TO PAY ANY FEE, COMMISSION, REBATE OR OTHER THING OF VALUE TO THE PERSONNEL, REPRESENTATIVES AND AGENTS OF OWNERS GROUP.

Article 36                                Independent Contractor

36.1	Builder shall act as an independent Contractor in the performance and its other obligations of the Contract.

Builder shall be fully responsible for, and shall have exclusive direction and control of its employees, Subcontractors of any level, agents and any other entities engaged by Builder in connection with the Contract. In no event shall the relationship between the Parties be construed as that of principal and agent or master and servant.  No personnel of Builder or any Subcontractors, agents and any other entities engaged by Builder shall be, or purport to be, employees, representatives, agents or servants of Owners.

36.2
If, in the opinion of Builder, any requirement, or instruction, or action of Owners in any way violates or otherwise restricts the ability of Builder to perform as an independent Contractor, Builder shall immediately and in any event prior to the taking of action arising from said requirement, instruction, or action of Owners, give Notice thereof to Owners.

Article 37                                Confidentiality

37.1	Builder and Owners shall continue to be subject to the terms of any confidentiality agreement executed in connection with any bid by Builder for the Work or request for tender by Owners for the Work.

Builder and Owners shall at no time, without the prior written approval of the other Party, disclose to any Third Party the details of the Contract or any information concerning the Work or the Vessel or make any promotional display, announcement or advertisement regarding same, except as may be required by law or the regulations of any stock exchange on which stock of a Party or any of its affiliates is traded, or as may be necessary to perform this Contract.

Builder shall causeits employees, Subcontractors and agents to comply with this Article.

Article 38                                Direct and Consequential damages and exclusion of liability

38.1
Save in respect of Article 24 and liquidated damages under Article 31.4, notwithstanding anything to the contrary set forth herein in this Contract, neither Builder nor the Owner shall be liable to the other by way of indemnity or by reason of any breach of this Contract or of statutory duty or by reason of tort  or otherwise, for any loss of profit, loss of use, loss of production, loss of contracts, loss or reputation or goodwill or for any indirect or consequential damage whatsoever that may be suffered by the other and howsoever the same may have been caused, including without limitation caused by negligence.

38.2
Notwithstanding any provision herein to the contrary or inconsistent herewith (save for Articles 24.1, 24.2 and 33.3), it is expressly agreed that the Builder's liability under this Contract or arising out of or in connection with its performance or non-performance, irrespective of whether such liability arises under this Contract or in tort or under statute or is due to negligence, or pursuant to any other cause, shall not in the aggregate exceed twelve percent (12%) of the amount of the Contract Price.

38.3	Builder shall have no responsibility or liability for any defects in the Work arising after the end of the Guarantee Period and any extensions thereof.

38.4	Builder shall notify Owners of all the claims and causes of action that it intends, or is already, pursuing against Owners in respect of the Work performed, if any, before the actual date of Delivery.

38.5
Owners shall notify Builder of all claims and causes of action, if any, that they intend to pursue, or, are already pursuing against Builder in respect of the Work performed, with the exception of Guarantee claims, which shall be made within the Guarantee Period, before the actual date of Delivery.

38.6	Not used

Article 39                                Amendments and Contract changes

39.1
The Contract shall only be changed or modified by a duly authorised Variation Order signed by Owners or an Amendment which shall be clearly marked as such and signed by both Parties in duplicate original. Nothing contained in any correspondence, discussions or minutes of meeting shall have any effect on the Contract unless and until subsequently incorporated in a Variation Order or Amendment.

39.2	Each Party's representative, as expressly authorised by each Party in writing, shall be considered as authorised to sign and thereby commit the Party to a Variation or Amendment.

39.3
Builder agrees that it will execute any Amendment that is reasonably required by any governmental agency in connection with any guaranteed financing of the Work or any security interests in the Contract granted by Owners provided such Amendment shall not affect the rights or obligations of the Builder under the Contract.

Article 40                                Waiver

40.1
No failure or relaxation on the part of Owners at any time or from time to time to require or enforce the strict adherence and performance of the Contract shall constitute a waiver of such requirements and provisions and obligations of the Contract whether specific or general or shall prejudice the rights and remedies of Owners to require such enforcement prior to the end of the Guarantee.

Article 41                                Assignment

41.1
Builder shall not assign, in part or in whole, the Contract, nor transfer the rights to receive payment to a Third Party without the prior approval of Owners; provided that such consent shall not be unreasonably withheld, including without limitation in respect of any such assignment under a national guarantee program.

41.2
Builder will use reasonable efforts to procure that Subcontracts shall contain a provision to allow assignment to Owners in the event of termination of the Contract prior to Delivery. Such assignment shall be subject to Owners’ approval.

41.3
Owners shall not assign, in part or in whole, the Contract nor transfer the rights to receive payment to a Third Party without the prior approval of Builder; provided that such consent shall not be unreasonably withheld, and provided further that Owners may collaterally assign this Contract as security for its senior indebtedness.  Owners may assign the Contract to its wholly owned subsidiary provided that the Owner provides the Builder with a performance guarantee described in Article 43.

Article 42                                Notices

42.1	Contractual Notices shall be in writing and addressed to the addresses stated Section 1 - Summary of Agreement, by registered letter, telex or facsimile and shall be deemed served:

a)	if by telex or facsimile on receipt if during normal business hours or the next business opportunity; and

b)	fourteen Days after the date of registered posting (unless a known disruption exists).

Address for the receipt of Notices by Owners:

Helix Energy Solutions Group, Inc.
400 North Sam Houston Parkway East, Suite 400
Houston, TX 77060
Attention: Hin Chiu
Phone: (281) 618-6500
Fax: (281) 618-0505
e-mail: Hchiu@helixesg.com

With a copy to: Ajohnson@helixesg.com

Address for the receipt of Notices by Builder:

Jurong Shipyard Pte Ltd
29 Tanjong Kling Road
Singapore 628054
Attn.: Don Lee Fook Kang / Wong Weng Sun
Phone: (65) 6262 7007 / 6262 7088
Fax: (65) 6261 7243
e-mail: donlfk@jspl.com.sg / wswong@sembcorpmarine.com.sg

Article 43	Performance bond

43.1
On the Effective Date, but in any case before payment of the first Milestone, (i) Builder shall provide a performance guarantee, from its parent company in the format shown in Attachment A, and (ii) in the event Owner is a subsidiary of Helix Energy Solutions Group, Inc., the Owner shall provide a performance guarantee from Helix Energy Solutions Group, Inc. in the format shown in Attachment B.

43.2	The performance guarantee shall remain valid until the end of the Guarantee Period.

Article 44                                Governing law and disputes

44.1	The Contract shall be governed by and construed in accordance with English laws.

44.2
In the event of a dispute concerning conformity of the Vessel or its appurtenances with the rules and regulations of Authorities, the matter shall be referred to the subject Authorities and the decision of said Authorities’ head officer shall be final and binding on the Parties.  Each Party shall bear its own costs involved in the dispute, including the costs, fees and expenses of witnesses, experts and counsel.

The Party whose opinion or position on the matter is not accepted by the Authorities shall be responsible for the costs, expenses and fees of the Authorities incurred in connection with the matter, provided that each costs fees and expenses shall be equally divided between the Parties if the Authorities reach an accommodation that is not substantially in accord with either Party’s position.

44.3
In the event of a claim, dispute or difference arising out of or in connection with this Contract relating to the breach validity or existence of this Contract having arisen or becoming apparent, either Party may circulate to the other Party’s Chief Executive Officer a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting such position. Each such memorandum or statement shall be considered by the Chief Executive Officer (“CEO”) of the Parties who shall respectively use their reasonable endeavours to resolve such dispute.  A meeting date and place shall be established by mutual agreement of the CEOs, such date shall not exceed 45 days from the date of the first memorandum or statement.

44.4
If the claim, dispute or difference remains unresolved seven (7) calendar days following such meeting or in the event of a the failure of the meeting to be held,  the dispute and/or disputes shall be finally settled in accordance with the rules of the Singapore Maritime Arbitration Centre. The arbitral tribunal shall be composed of three arbitrators, selected in accordance with such rules. The place of arbitration shall be London.

Either Party may demand arbitration by serving written Notice on the other, specifying the nature of the claim to be arbitrated.

44.3
The proceedings of all disputes shall be held exclusively in the English language.  Should documents be in other than English, the Party producing the documents shall procure, at its own expense, a certified translation thereof.  Either Party shall be entitled to apply to any court of competent jurisdiction to obtain a judgment based upon awards of the arbitrators.

Article 45                                Business practices

45.1
In performance of this Contract and the Work, neither Party shall pay, offer, promise to pay, or authorize the payment directly or indirectly through any other person or firm, of any monies or anything of value to (i) any person or firm employed by or acting for or in behalf of any third party, whether private or governmental, or (ii) any government official or employee or any political party or candidate for political office, for the purpose of inducing or rewarding any action by such person favorable to either Party in connection with the Work (any such act being a “Prohibited Payment”). A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a customer or government or agency thereof; provided such payments are permissible under applicable law and business guidelines.

Article 46	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

46.1    Parties intend that no provision of this Contract shall, by virtue of the Contracts (Rights of Third Parties) Act 1999 (“the Act”) confer any benefit on, nor be enforceable by any person who is not a party to this Contract.

ATTACHMENT A

PARENT COMPANY GUARANTY

In consideration of the performance of services related to the construction by Jurong Shipyard Pte Ltd, a Singapore corporation (“Builder”) of a well intervention semi-submersible under JSPL Hull No. 11-1111 for Helix Energy Solutions Group, Inc. (“Owner”) and in order to induce such transactions and services, the undersigned Sembcorp Marine Ltd (incorporated in Singapore; with registered address 12 Tanjung Kling Road Singapore (“Guarantor”), guarantees the prompt payment and performance of all obligations of Builder to Owner under the Agreement dated the 12 of March 2012 between Builder and Owner (the “Agreement”) upon the following terms and conditions ("the Guaranty").

             1.  Guaranty.

(a)  Guarantor hereby unconditionally and absolutely guarantees the punctual payment of all monies due by the Builder and performance when due of Builder’s obligations arising under the Agreement, as may be amended or modified from time to time, together with any interest thereon (collectively, the “Guaranteed Obligations”).   Guarantor consents to any changes in the terms of the Agreement entered into between Builder and Owner, subject always to the terms of this Guaranty.

(b)  Additionally, the obligations of the Guarantor hereunder are several from the Builder or any other person, and are primary obligations concerning which the Guarantor is the principal obligor.  There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein.  It shall not be necessary for Owner, in order to enforce payment or performance by Guarantor under this Guaranty, to show any proof of Builder’s default, to exhaust its remedies against Builder, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations.

(c)  This Guaranty shall continue to be effective if at any time any payment or performance of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by Owner upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Builder or any other guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Builder or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments or performance had not been made.

(d)
In no circumstances whatsoever shall the liability of the Guarantor under this Guaranty exceed the liability of the Builder arising directly from the Agreement and the Guaranty shall be limited accordingly and shall also be limited by the terms of this Guaranty.

2.  Waiver.

Guarantor hereby waives:

(a)	Notice of acceptance of this Guaranty, of the creation or existence of any of the Guaranteed Obligations and of any action by Owner in reliance hereon or in connection herewith.

(b)	Except as expressly set forth herein, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and

(c)
any requirement that suit be brought against, or any other action by Owner be taken against, or any notice of default or other notice be given to, or any demand be made on, Builder or any other person, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantor.

3.  Legal Costs.  Guarantor agrees to pay on demand any legal fees that may be awarded to the Owner by the arbitration tribunal or any court and incurred by Owner, in enforcing Guarantor’s payment and performance obligations under this Guaranty.

4.  Subrogation.  Guarantor shall be subrogated to all rights of Owner against Builder in respect of any amounts paid by the Guarantor pursuant to the Guaranty, provided that Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been irrevocably paid to Owner in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Owner and shall forthwith be paid to Owner to be applied to the Guaranteed Obligations.

5.  Notices.  All demands, notices and other communications provided for hereunder shall (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by mail, registered or certified, postage prepaid, or when personally delivered, or when sent by fax (if confirmed by written notice mailed within 48 hours after the fax notice).  Notices shall be sent to the following addresses and/or fax numbers:

If to Builder:
Attn: Don Lee Fook Kang
Jurong Shipyards Ltd.
                                        29 Tanjong Kling Road
                                        Singapore 628054

 Fax:

If to Guarantor:
                                         Attn: Wong Weng Sun / Tan Cheng Tat
Sembcorp Marine Ltd
                                         29 Tanjong Kling Road
                                         Singapore 628054
                                         Fax: 6261 0486

If to Owner:
                                         Attn: General Counsel
                                         Helix Energy Solutions Group, Inc.
  400 N. Sam Houston Parkway E., Suite 400
                                         Houston, TX 77060
                                         United States of America
                                         Fax: 001 281 618 0505

6.  Demand and Payment.  Any demand (“Demand”) by Owner for payment hereunder shall be in writing signed by two of Owner’s directors and delivered to the Guarantor pursuant to Section 5 hereof, and shall (a) reference this Guaranty, (b) specifically identify the Builder, the Guaranteed Obligations to be paid and the amount or nature of such Guaranteed Obligations, and that Demand has been made upon the Builder for the Guaranteed Obligations and the Builder has within 30 days failed to comply with the same, and (c) set forth payment instruments.  Such Demand upon the Guarantor shall be accompanied by either (a) the Builder’s acknowledgement in writing of its liability to Owner in respect of the sum demanded or (b) a Final Judgement of a court or arbitration tribunal of competent jurisdiction in proceedings commenced pursuant to the Agreement determining the Builder’s liability to the Owner in respect of the sum demanded.  The term “Final Judgement” shall in this context mean a judgement or award in respect of which there is no right of appeal or in respect of which the time limit for submitting an application to appeal has expired without such application having been made by either party to the Agreement.

7.  No Waiver; Remedies.   No failure on the part of Owner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  In no event shall Guarantor or Builder be liable for consequential, exemplary, tort, or punitive damages.

8.  Term; Termination.  Subject to the paragraph below, this Guaranty shall continue in full force and effect from the date hereof until the first to occur of: (a) the expiration of the Guaranty Period as defined in the Agreement, or (b) the payment to Owner by the Builder or by Guarantor of all sums secured by this Guaranty.  On occurrence of such an event the Guarantor's obligations and liabilities under this Guaranty shall cease irrespective of whether the original Guaranty is returned to the Guarantor or not for cancellation.

Notwithstanding the other terms of this Guaranty, if within twenty-eight (28) days of the Guarantor’s receipt of a Demand the Guarantor receives written notice from the Owner or from the Builder stating that Owner’s claim for payment of the sums referred to in the Demand has been disputed and that such dispute will be resolved in accordance with the Agreement, then the Guarantor shall not be obliged to make any payment to the Owner under this Guaranty until thirty (30) days after the dispute has been finally determined or in the event of an appeal from an arbitration award, until thirty (30) days after delivery of the Final Judgement; or in the event that the court remits the matter to the arbitrator, until thirty (30) days after the publication of the revised final award or in the event of an appeal from the award, until thirty (30) days after delivery of the Final Judgement.  Final Judgement shall have the meaning given to it in Clause 6 above.

9.  Assignment; Successors and Assigns.  Neither party may assign its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld.  Subject to the foregoing, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, and legal representatives.

10.  Amendments.  No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Owner.  No waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless such waiver shall be in writing and signed by Owner.  Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

11.  Limitation by Law.  All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

12.  Third Party Rights.  A person who is not a party to this Guaranty shall not have any right under or in connection with it.

13.  Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the laws of England and Wales.  All disputes arising out of or in connection with this Guaranty shall be resolved pursuant to the dispute resolution procedures and in the location provided for under the terms of the Agreement.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of this 12 day of March, 2012.

                                                  SEMBCORP MARINE LTD

                                                  By: _/s/ Wong Weng Sun
                      Wong Weng Sun
                     President &  CEO

                                                  Its:

ATTACHMENT B

PARENT COMPANY GUARANTY

In consideration of the performance of services related to the construction by Jurong Shipyard Pte Ltd, a Singapore corporation (“Builder”) of a well intervention semi-submersible under JSPL Hull No. 11-1111 for [name of subsidiary of Helix] (“Owner”) and in order to induce such transactions and services, the undersigned Helix Energy Solutions Group, Inc. (incorporated in United States; with registered address ______________, USA (“Guarantor”), guarantees the prompt payment and performance of all obligations of Owner to Builder under the Agreement dated the ___ of March 2012 between Builder and Owner (the “Agreement”) upon the following terms and conditions ("the Guaranty").

             1.  Guaranty.

(a)  Guarantor hereby unconditionally and absolutely guarantees the punctual payment of all monies due by the Owner and performance when due of Owner’s obligations arising under the Agreement, as may be amended or modified from time to time, together with any interest thereon (collectively, the “Guaranteed Obligations”).   Guarantor consents to any changes in the terms of the Agreement entered into between Builder and Owner, subject always to the terms of this Guaranty.

(b)  Additionally, the obligations of the Guarantor hereunder are several from the Owner or any other person, and are primary obligations concerning which the Guarantor is the principal obligor.  There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein.  It shall not be necessary for Builder, in order to enforce payment or performance by Guarantor under this Guaranty, to show any proof of Owner’s default, to exhaust its remedies against Owner, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations.

(c)  This Guaranty shall continue to be effective if at any time any payment or performance of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by Builder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Owner or any other guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Owner or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments or performance had not been made.

(d)         In no circumstances whatsoever shall the liability of the Guarantor under this Guaranty exceed the liability of the Owner arising directly from the Agreement and the Guaranty shall be limited accordingly and shall also be limited by the terms of this Guaranty.

2.  Waiver.

Guarantor hereby waives:

(d)	Notice of acceptance of this Guaranty, of the creation or existence of any of the Guaranteed Obligations and of any action by Builder in reliance hereon or in connection herewith.

(e)	Except as expressly set forth herein, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and

(f)
any requirement that suit be brought against, or any other action by Builder be taken against, or any notice of default or other notice be given to, or any demand be made on, Owner or any other person, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantor.

3.  Legal Costs.  Guarantor agrees to pay on demand any legal fees that may be awarded to Builder by the arbitration tribunal or any court and incurred by Builder, in enforcing Guarantor’s payment and performance obligations under this Guaranty.

4.  Subrogation.  Guarantor shall be subrogated to all rights of Builder against Owner in respect of any amounts paid by the Guarantor pursuant to the Guaranty, provided that Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been irrevocably paid to Builder in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Builder and shall forthwith be paid to Builder to be applied to the Guaranteed Obligations.

5.  Notices.  All demands, notices and other communications provided for hereunder shall (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by mail, registered or certified, postage prepaid, or when personally delivered, or when sent by fax (if confirmed by written notice mailed within 48 hours after the fax notice).  Notices shall be sent to the following addresses and/or fax numbers:

If to Builder:
Attn: Don Lee Fook Kang
Jurong Shipyards Ltd.
                                        29 Tanjong Kling Road
                                        Singapore 628054

 Fax:

If to Guarantor:
                                         [Attn: Helix]

If to Owner:
                                         Attn: General Counsel
                                         Helix Energy Solutions Group, Inc.
  400 N. Sam Houston Parkway E., Suite 400
                                         Houston, TX 77060
                                         United States of America
                                         Fax: 001 281 618 0505

6.  Demand and Payment.  Any demand (“Demand”) by Builder for payment hereunder shall be in writing signed by two of Builder’s directors and delivered to the Guarantor pursuant to Section 5 hereof, and shall (a) reference this Guaranty, (b) specifically identify the Owner, the Guaranteed Obligations to be paid and the amount or nature of such Guaranteed Obligations, and that Demand has been made upon the Owner for the Guaranteed Obligations and the Owner has within 30 days failed to comply with the same, and (c) set forth payment instruments.  Such Demand upon the Guarantor shall be accompanied by either (a) the Builder’s acknowledgement in writing of its liability to Owner in respect of the sum demanded or (b) a Final Judgement of a court or arbitration tribunal of competent jurisdiction in proceedings commenced pursuant to the Agreement determining the Owner’s liability to the Builder in respect of the sum demanded.  The term “Final Judgement” shall in this context mean a judgement or award in respect of which there is no right of appeal or in respect of which the time limit for submitting an application to appeal has expired without such application having been made by either party to the Agreement.

7.  No Waiver; Remedies.   No failure on the part of Builder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  In no event shall Guarantor or Owner be liable for consequential, exemplary, tort, or punitive damages.

8.  Term; Termination.  Subject to the paragraph below, this Guaranty shall continue in full force and effect from the date hereof until the first to occur of: (a) the expiration of the Guaranty Period as defined in the Agreement, or (b) the payment to Builder by the Owner or by Guarantor of all sums secured by this Guaranty.  On occurrence of such an event the Guarantor's obligations and liabilities under this Guaranty shall cease irrespective of whether the original Guaranty is returned to the Guarantor or not for cancellation.

Notwithstanding the other terms of this Guaranty, if within twenty-eight (28) days of the Guarantor’s receipt of a Demand the Guarantor receives written notice from the Owner or from the Builder stating that Builder’s claim for payment of the sums referred to in the Demand has been disputed and that such dispute will be resolved in accordance with the Agreement, then the Guarantor shall not be obliged to make any payment to the Builder under this Guaranty until thirty (30) days after the dispute has been finally determined or in the event of an appeal from an arbitration award, until thirty (30) days after delivery of the Final Judgement; or in the event that the court remits the matter to the arbitrator, until thirty (30) days after the publication of the revised final award or in the event of an appeal from the award, until thirty (30) days after delivery of the Final Judgement.  Final Judgement shall have the meaning given to it in Clause 6 above.

9.  Assignment; Successors and Assigns.  Neither party may assign its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld.  Subject to the foregoing, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, and legal representatives.

10.  Amendments.  No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and Builder.  No waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless such waiver shall be in writing and signed by Builder.  Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

11.  Limitation by Law.  All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

12.  Third Party Rights.  A person who is not a party to this Guaranty shall not have any right under or in connection with it.

13.  Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the laws of England and Wales.  All disputes arising out of or in connection with this Guaranty shall be resolved pursuant to the dispute resolution procedures and in the location provided for under the terms of the Agreement.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of this _____ day of March, 2012.

                                                  HELIX ENERGY SOLUTIONS GROUP, INC

                                                  By: __________________________________

                                                  Its:

SECTION 3	SCHEDULE OF PRICES

3.1	CONTRACT PRICE

3.1.1
The CONTRACT PRICE shall be comprised of the sum total of the separately identified Lump Sum Prices listed under Section 3.2.2 of this SECTION 3.  The CONTRACT PRICE shall be fixed and firm for the duration of the CONTRACT and for the execution of the WORK described in the CONTRACT, and shall be deemed to include all items necessary for the proper completion of the WORK fully in accordance with the CONTRACT, excluding only V.A.T.

3.1.2
The CONTRACT PRICE shall only be adjusted by VARIATION ORDERS or AMENDMENTS to the CONTRACT.  Options and additional WORK shall be incorporated into the CONTRACT PRICE by either VARIATION ORDERS or AMENDMENTS to the CONTRACT, pursuant to SECTION 2 - TERMS AND CONDITIONS OF CONTRACT - Article 16.

3.1.3 All Prices stated in this SECTION 3 are in US Dollars unless stated otherwise.

3.2	LUMP SUM PRICES

3.2.1
The descriptions given below are only brief descriptions sufficient to identify separate items of the WORK and shall not limit BUILDER's responsibility for performance and completion of the whole of the WORK as further described in SECTION 6 - TECHNICAL SPECIFICATIONS and SECTION 7 - DRAWINGS, or expressed elsewhere in the CONTRACT.

3.2.2
The Contract Price shall be United States Dollars Three Hundred Eighty-Five Million and Five Hundred Thousand (US$385,500,000).The Contract Price shall comprise the following lump sums, which are fully inclusive of all items necessary to execute, test and complete the WORK and to achieve timely delivery of the VESSEL.

I.D.	Group	Subgroup	Labor (hours)	Unit price	Price	Weight	Unit Price	Price	Group Price
			Fabrication or Installation, see note (1)	US$	US$	Metric Tonnes	US$	US$	US$
1.0	Main Steel								Lumpsum
1.1		Pontoons							Included
1.2		Columns & Braces							Included
1.3		Deck Box							Included
1.4		Deck Houses							Included
1.5		Drill Floor & Substructure							Included
2.0	Secondary Steel & Materials								Lumpsum
2.1		Pontoons							Included
2.2		Columns							Included
2.3		Deck Box							Included
2.4		Deck Houses							Included
2.5		Drill Floor							Included
3.0	Corrosion Protection								Lumpsum
3.1		Pontoon & Col							Included
3.2		Deck Box							Included
3.3		Deck Houses							Included
3.4		Drill Floor							Included
4.0	Outfitting								Lumpsum
4.1		Pontoon							Included
4.2		Column							Included
4.3		Deck Box							Included
4.4		Deck Houses							Included
4.5		Drill Floor							Included
5.0	BFE Purchase Price (3)								Lumpsum
	BFE Installation(2)								Lumpsum
5.1		Pontoon							Included
5.2		Column							Included
5.3		Deck Box							Included
5.4		Deck Houses							Included
5.5		Drill Floor							Included
6.0	ONEInstallation (4)								Lumpsum
6.1		Deck Box							Included
6.2		Drill Floor & Substructure							Included
7.0	Testing								Lumpsum
8.0	Yard Facilities					NA	NA	NA	Lumpsum
9.0	BFE Commissioning, Note (5)					NA	NA	NA	Lumpsum
10.0	OFE Commissioning, Note (6)					NA	NA	NA	Lumpsum
11.0	Sea Trials, Note (7)					NA	NA	NA	Lumpsum
12.0	Yard Production Engineering					NA	NA	NA	Lumpsum
13.0	Yard Management & Supervision					NA	NA	NA	Lumpsum
14.0	Yard HSE, Note (7)					NA	NA	NA	Lumpsum
15.0	Facility for Owner's Construction Team		NA	NA	NA	NA	NA	NA	Lumpsum

16.0	Total Price $(1)								385,500,000

Notes:
1.	The above price is based on pre-selected vendors’ proposed scope of work as defined in the quotations as follows:
a.	Kongsberg, Quotation 15170-4, dated 16 Feb 2014, Quoted NOK 49,550,000 (USD equivalent of USD8,591,970)
b.	Wartsila, Quotation, Q02630202A04a1, dated 14 Feb 2014, Euro 16,258,500 (USD equivalent of USD21,268,394)
c.	Siemens, Quotation 10-001588-004-001 Rev 4, dated 9 Feb 2014, Euro 14,773,960 (USD equivalent of USD19,326,408)
d.	Aluminium Offshore, Quotation AOPL/11/05-BQ236, SGD 1,234,000 (USD Equivalent of USD976,380)
e.	NOV, Quotation 123669 Rev 14, dated 2 Mar 12, Quoted USD 79,999,368
f.	Huisman Cranes, Quotation A10-12460, dated 23 Feb 12, Quoted Euro 15,685,000 (USD Equivalent of USD 20,518,176)
2.	Equipment installation includes utility hook up and mechanical completion.
3.	BFE purchase price shall include transportation costs to the yard.
4.
Regarding ONE installation: BUILDER shall install the equipment per OWNERS’ approved specification. The drilling derrick will be assembled and erected by the VENDOR. BUILDER shall provide labour, utility and lifting service for the installation of the derrick on the drill floor

5.	BUILDER is responsible for commissioning of BFE and ONE. OWNERS’ role is to witness the tests and sign off on test results if they are acceptable
6.	OWNERS are responsible for commissioning of OFE. BUILDER's role is to provide manpower and utility support during the commissioning process.
7.	BUILDER shall be in charge of sea trials, with the exception of OFE offshore commissioning, which are the responsibility of OWNERS
8.	HSE refers to implementation of Health, Safety, and Environment protocol including fire watch.

3.2.4	ADDITIONAL WORK

In addition to the WORK specified in the CONTRACT, OWNERS may require BUILDER to perform certain additional items. For example, the final Light Ship Weight may be greater than the initial estimate. The corresponding price increase due to additional materials and permanent equipment will be determined by the scope during the detailed design stage and the unit rates in the following Section.

3.3	UNIT RATES

3.3.1
The following unit rates shall be used for calculating the value of any VARIATION to the WORK, whether to calculate credits to OWNERS for deleted or reduced scope of WORK or to reimburse BUILDER for increased scope of WORK.

All costs related to the performance of VARIATION ORDERS or AMENDMENTS to the WORK are included in the individual unit rates corresponding to the various items below, whether separately identified or not.  The unit rates contained herein will be applied to all items of like description irrespective of the quantity or location of the item.  The unit rates shall apply equally to the performance of the work in difficult or easy situations, at any position, height or level and at any time.

Unit rates shall be based on completed part or parts of the WORK measured net. BUILDER shall not receive compensation or reimbursement for any material provided by OWNERS or BUILDER removed during fabrication, consumed through general wastage or usage of consumables.

The item descriptions herein are brief descriptions sufficient for identification of, and not exhaustive detailing of, every operation required to carry out the WORK.

The unit rates for the respective items are deemed to be the full inclusive price for the full and finished WORK as briefly described and shall include all items necessary to execute, test and complete the WORK, whether separately identified or not.

The unit rates contained herein shall be used as a basis for the calculation of new unit rates for similar work.

Unit rates shall include all engineering, revisions and/or preparation of drawings, and provision of all relevant testing and commissioning documentation and as-built documentation. No deductions shall be made for splay cuts, notches, holes, slots and voids less than 0.10 square meters.

No allowance shall be made for the weight of weld metal or consumables. The calculation of the weight of the steelwork shall be based on the measurements as presented in the approved drawings. All paint work and coatings to steelwork are measured per square meter of surface covered.

The unit rates shall be fixed and firm for the duration of the CONTRACT and any extension thereto.

3.3.2	All inclusive unit rates for management and supervision

Rates in ….
Total for management and supervision / per day	Included In Unit Price
Total for management and supervision / per week	Included In Unit Price
Total for management and supervision / per month	Included In Unit Price

3.3.3           All inclusive unit rates for facilities

Rates in ….
Total for facilities / per day	Included In Unit Price
Total for facilities / per week	Included In Unit Price
Total for facilities / per month	Included In Unit Price

3.3.4	All inclusive unit rates for engineering where BUILDER receives a specific requirement of OWNERS, by VARIATION ORDER or AMENDMENT, for BUILDER to undertake isolated engineering or drafting exercise

The following all inclusive unit rates shall be applied on a day-rate basis. The rates shall include usage of all computers and software. Any premium working payments are to be included in the rates.

Rates in …. per hour
Senior engineer	$53/man hour
Engineer	$40/man hour
Senior draughtsperson	$30/man hour
Draughtsperson	$ 26/man hour

3.3.5	All inclusive unit rates for structural steelwork and outfitting steelwork

The following rates are all inclusive of all items necessary to complete the WORK in accordance with the CONTRACT provisions.  The rates shall include, but not be limited to, all procurement, materials, labour, engineering, handling, cutting, trimming, grinding, shaping, setting up, assembly, weld preparation, tacking, welding, stress relieving, NDT and installation in final position in any location by welding or bolting.

The rates shall apply to any item of steelwork of any grade, including but not limited to plates, rolled sections, circular and rectangular hollow sections, beams, bracings, bearers, angles, stiffeners, gussets etc. measured net as installed, with no deductions for voids of less than 0.10 m².

The unit of measurement shall be per kilogram.

Each complete item of steelwork shall be measured separately and the rates applied in the following categories:

Category	Rate in …. per kilogram
	Materials	Labour	Totals
Up to 250 kg total weight			$5/kg
251 to 500 kg total weight			$5/kg
501 to 1,000 kg total weight			$5/kg
1,000 to 5,000 kg total weight			$5 /kg
over 5,000 kg total weight			$5/kg

3.3.6           All inclusive unit rates for pipe work

The following unit rates include all items necessary to complete the WORK in accordance with the CONTRACT. The rates shall include but not be limited to all procurement, materials, labour, engineering, handling, cutting, alignment, grinding, setting up assembly, weld preparation, tacking, welding, bolting, gaskets, stress relieving NDT, testing, pre-commissioning, commissioning, and installation in final position in any location.

Pipework shall be measured in linear metres along the centre line of the pipe, through all fittings, but not through valves, metres, strainers and other auxiliaries which shall be measured separately.

Supports for pipework are to be measured as structural steel, apart from standard hangers and proprietary supports, which shall be included in the rates for pipework.

All inclusive rates for supplying and installation standard wall carbon steel pipework per meter, including all fittings:

Diameter	Materials	Labour	Total
Up to 1½“	Included	Included	$81/m
2”	Included	Included	$141/m
3”	Included	Included	$229/m
4”	Included	Included	$268/m
6”	Included	Included	$491/m
8”	Included	Included	$755/m
10”	Included	Included	$902/m
12”	Included	Included	$1129/m
14”	Included	Included	$1366/m
16”	Included	Included	$1649/m
18”	NA	NA	$- /m
20”	NA	NA	$- /m
24”	NA	NA	$- /m
30”	NA	NA	$- /m
36”	NA	NA	$- /m

The following factors shall be applied to the rates for standard wall carbon steel pipework above for other pipe schedules:

Schedule	Materials	Labour
5%		%
10%		%
20%		%
30%		%
40	100%	100%
60%		%
80	145%	145%
100	215%	215%
120%		%
140%		%
160	285%	285%
XS	%	%
XXS	%	%

3.3.7	All inclusive unit rates for electrical installation

The following rates include all items necessary to complete the WORK in accordance with the CONTRACT. The rates shall include but not to be limited to all procurement, materials, labour, engineering, handling, cutting, alignment, grinding, setting up, assembly, bolting, welding, NDT, testing, pre-commissioning, commissioning and installation in final position in any location.

Cable shall be measured net, as installed between gland/junction boxes, in linear metres.Cable support systems shall be measured in linear metres along the centre line through all fittings. Transits shall be enumerated.

All inclusive rates for cabling per meter, including all ties, splicing, dressing, glandingandterminating, junction boxes and other fittings:

Size of core	Materials	Labour	Total	Terminate, Glanding
1.0 mm	Included	Included	$10.72/m	$ 63.11/Cable
1.5 mm	Included	Included	$11.59/m	$ 95.40/Cable
2.5 mm	Included	Included	$12.78/m	$ 105.04/Cable
4.0 mm	Included	Included	$16.92/m	$ 105.04/Cable
6.0 mm	Included	Included	$21.39/m	$ 112.81/Cable
10 mm	Included	Included	$27.42/m	$ 112.81/Cable
16 mm	Included	Included	$33.50/m	$ 112.81/Cable
25 mm	Included	Included	$42.64/m	$ 131.63/Cable
35 mm	Included	Included	$52.13/m	$ 131.63/Cable
50 mm	Included	Included	$68.65/m	$ 163.33/Cable
70 mm	Included	Included	$83.87/m	$ 169.41/Cable
95 mm	Included	Included	$101.10/m	$ 195.55/Cable
120 mm	Included	Included	$120.27/m	$ 234.66/Cable

The following factors shall be applied to the above rates for the number of cores:

No. of cores	Material	Labour	Total
1	Included	Included	65%
2	Included	Included	86%
3	Included	Included	100%
4	Included	Included	125%
5	Included	Included	141%
7	Included	Included	160%
8	Included	Included	210%
10	Included	Included	226%
12	Included	Included	245%
14	Included	Included	253%
19	Included	Included	267%
21	Included	Included	293%
24	Included	Included	334%
27	Included	Included	369%
37 and over			500%

All inclusive rates for galvanised conduits, cable tray and ladder rack, including all fittings and supports; however, major steel supports are to be measured under steelwork.

Width	Material	Labour	Total

Conduit
Unistrut
N.e.100 mm wide	$ 13.6/m	$ 24.4/m	$38/m
150 mm wide	$ 15.5/m	$ 41.5/m	$57/m
200 mm wide	$ 17.7/m	$ 51.8/m	$69.5/m
300 mm wide	$ 21.3/m	$ 60.7/m	$82/m
450 mm wide	$ 27.3/m	$ 64.7/m	$92/m
600 mm wide	$ 34.1/m	$ 79.9/m	$114/m
900 mm wide	$ 46.4/m	$ 83.2/m	$144/m
1000 mm wide	$ 49.8/m	$ 94.2/m	$144/m

The following factors shall be applied for stainless steel cable tray and ladder rack:

Width	Material	Labour	Total

Conduit
Unistrut
Up to 100 mm wide	$ 68/m	$ 24.4/m	$92.4/m
150 mm wide	$ 77.7/m	$ 41.5/m	$119.2/m
200 mm wide	$ 88.6/m	$ 51.8/m	$140.4/m
300 mm wide	$ 106.4/m	$ 60.7/m	$167.1/m
450 mm wide	$ 136.6/m	$ 64.7/m	$201/m
600 mm wide	$ 170.4/m	$ 79.9/m	$250.3/m
900 mm wide	$ 231.9/m	$ 83.2/m	$315.1/m
1000 mm wide	$ 249/m	$ 94.2/m	$343.2/m

Cable transits if and when required are included in the rates above, which include frame installation, cutting holes, all gauge and filler blocks, plates and packing.

3.3.8	All inclusive rates for HVAC installation

The following rates include all items necessary to complete the WORK in accordance with the CONTRACT. The rates shall include but not be limited to all procurement, materials, labour, engineering, handling, fixing and supporting to the structure, bolting, gaskets, assembly, earth continuity, NDT, testing, pre-commissioning, commissioning and installation in final position in any location.

Ductwork shall be measured along the centre line of the duct between items of equipment and through all fittings, short running lengths, branches etc.

All inclusive unit rates for galvanised mild steel ductwork up to 2 mm thick per meter, including all fittings and supports, however, major steel supports shall be measured and included with structural steelwork:

Ductwork section	Materials	Labour	Total

250x250mm	Included	Included	$109/m
500x500mm	Included	Included	$218/m
750x750mm	Included	Included	$327/m
1000x1000mm	Included	Included	$436/m
1250x1250mm	Included	Included	$545/m
1500x1500mm	Included	Included	$654/m

All inclusive rates for spiral ducting per meter, including all fittings and supports; however, major steel supports shall be measured and included with structural steelwork:

Diameter	Materials	Labour	Total
80mm	117	Included	$117/m
100mm	-	-	$-/m
125mm	163	Included	$163/m
150mm	185	Included	$185/m
200mm	-	-	$-/m
250mm	-	-	$-/m
300mm	-	-	$-/m
350mm	-	-	$-/m

All inclusive rates for pre-insulated spiral ducting per meter, including all fittings and supports; however, major steel supports shall be measured and included with structural steelwork.

Diameter	Materials	Labour	Total

80mm	144	Included	$144/m
100mm	161	Included	$161/m
125mm	205	Included	$205/m
150mm	229	Included	$229/m
200mm	341	Included	$341/m
250mm	-	-	$-/m
300mm	-	-	$-/m
350mm	-	-	$-/m

3.3.9	All inclusive rates for painting

The following rates include all items necessary to complete the WORK in accordance with the CONTRACT. The rates shall include all procurement, materials, labour, engineering, handling, surface preparation, degreasing and cleaning, protection, painting in various colours, coding labels/stickers etc, touch up, masking, testing and inspection, working at any elevation or level and for all necessary access to work faces.

Painting to surfaces other than piping shall be measured in square metres irrespective of the girth or size of the item painted. Painting shall be measured net on the surface area covered but no deduction shall be made for voids of less than 0.10m² in area.

The prices shown in this Section are the unit rates by which OWNERS will compensate BUILDER for the following painting activities:

	Unit	Rate/ Unit $
- All high pressure washing	m2	1.50

- Sand blasting
- Accommodation, cargo hold	m2	25
- Hang-Off Frame, steel structure, firing line	m2	35
- Sand blasting to remove primer	m2	35
- Sand blasting, vacuum cleaning & painting and de-humidifying tanks	m2	58.4

	Unit	Rate/ Unit $
- Damaged areas after installation
- repair by power tool cleaning to SA-2 and touch up painting-cargo hold	m2	14
- repair by power tool cleaning touch up painting- outside structure	m2	14

	Unit	Rate/ Unit $
- Paint supply per m2
- Outside 3 coats - accommodation, sponsons, firing line shelter other structures	m2	4.74
- Inside 2 coats - accommodation	m2	6.63
- Outside 5 coats – boot top, sea chests	m2	32.07
- Inside 2 coats	m2	6.63

	Unit	Rate/ Unit $
- Painting - application per m2
- Outside 3 coats	m2	4.5
- Inside 2 coats	m2	4
- Outside 5 coats	m2	7.5
- Inside 2 coats	m2	4
- Tank coating	m2	2

3.4	Daywork

3.4.1
Where OWNERS have ordered WORK on a VARIATION ORDER based on time and material basis or a DISPUTED VARIATION ORDER to be executed on a daywork basis, the price for the WORK shall be calculated in accordance with the following rates.

3.4.2	Prior to commencement of any WORK on a daywork basis, BUILDER shall submit to OWNERS for approval a list of all labour, plant and materials intended to be used.

3.4.3
On the BUSINESS DAY prior to any daywork, BUILDER shall submit to OWNERS a list of all direct labour intended to be used, together with the names and trade of each person and the planned times of working. The list shall include the plant and materials to be used.

The VARIATION ORDER or DISPUTED VARIATION ORDER reference number shall be included on the list.

3.4.4
On the morning of the day following the execution of any WORK on a daywork basis, BUILDER shall submit to OWNERS for approval and signature, timesheets recording the names and trades of all direct labour and the hours worked. Plant and materials used shall be listed and the times and quantities stated.

3.4.5
At the end of the week in which any WORK has been executed on a daywork basis, BUILDER shall submit to OWNERS, for approval, fully priced daywork summary sheets for each separate VARIATION ORDER or DISPUTED VARIATION ORDER. The daywork summary sheets shall be priced at the rates herein and be supported by copies of the timesheet records signed by OWNERS and by invoices for any materials used.

3.4.6	Rates for direct labour shall be fully inclusive and include, but are not limited to, management, supervision, engineering, indirect labour and trade tools and equipment.

The all inclusive rates are:

….. per hour
Normal working days
Skilled labour	$18/hour
Semi skilledlabour	$12/hour

Workday overtime rates
Skilled labour	$27/hour
Semi skilledlabour	$18/hour

Sundays and public holiday rates
Skilled labour	$36/hour
Semi skilledlabour	$24/hour

Shift working (second/third shifts)
Skilled labour	$36/hour
Semi skilledlabour	$24/hour

3.4.7
Rates for the provision of assistance to OWNERS or VENDORS in the performance of VENDORS’ tests and OWNERS’ sea trials. The rates shall be fully inclusive, subject to SECTION 2 – Articles 20.1 and 20.2.

……. per hour
Assistance at the SHIPYARD
Normal working days
Foreman	$26/hour
Skilled labour	$18/hour
Semi skilledlabour	$12/hour
Labourer	$11/hour

Workday overtime rates
Foreman	$39/hour
Skilled labour	$27/hour
Semi skilledlabour	$18/hour
Labourer	$11/hour

Sundays and public holiday rates
Foreman	$52/hour
Skilled labour	$36/hour
Semi skilledlabour	$24/hour
Labourer	$22/hour

Shift working (second/third shifts)
Foreman	$65/hour
Skilled labour	$45/hour
Semi skilledlabour	$30/hour
Labourer	$22/hour
Assistance during sea trials (24hrs/7 days per week)
Foreman	$65/hour
Skilled labour	$45/hour
Semi skilledlabour	$30/hour
Labourer	$27.50/hour

3.4.7	All inclusive rates for transportation and lifting equipment:

All other plant, tools, equipment and deemed to be included elsewhere in the unit rates and prices.

Item	Rate per hour in ….

Mobile cranes
Up to 20 tonnes	$118/hour
Up to 30 tonnes	$118/hour
Up to 40 tonnes	$118/hour
Up to 50 tonnes	$118/hour
Up to 100 tonnes	$176/hour
Up to 200 tonnes	$588/hour
Up to 300 tonnes	$735/hour
Item	Rate per hour in ….

100 T Floating crane	Market Price
1200T Floating crane	Market Price
1500T Floating crane	-Market Price

Forklifts up to 20 tonnes	NA

Berth cranes up to 10 tonnes	$250/hour
Berth cranes up to 20 tonnes	$250/hour

3.4.9
Material charges shall be supported with copy invoices. Only the actual materials installed shall be reimbursed. The materials shall be charged at COST plus 10% for profit, overhead, administration, etc.

3.4.10
Scaffolding shall be charged at the following rates, irrespective of length of time of installation, inclusive of supply, assembly, erecting, dismantling and removal, and of any intermediate movements:

Rate per m³ in ….
2.5m Length x 0.3m width x height	$25 / plank

3.4.11
Where daywork ordered by OWNERS requires BUILDER to engage a specialist to undertake work, BUILDER shall be reimbursed the COST plus 10% for overhead, profit, administration etc. and special and general attendance.

3.5	Docking and berthing

The lump sums set forth in Section 3.2 above shall include any docking and berthing costs required in relation to executing the WORK under the CONTRACT. In case OWNERS require additional docking and / or berthing of the VESSEL under a VARIATION ORDER the following rates will apply.

The all inclusive rates shall include all items necessary to complete the WORK in accordance with the CONTRACT. The rates shall include but not be limited to all services and connections to the VESSEL, line handlers for mooring, unmooring, docking and undocking and all necessary plant and equipment.

Description	Rates in ….
Rate per docking
Drydocking/undocking incl. first 2 days in dock	$ 75,000
Rate per day
Each subsequent day or part of a day	$8,500/day
Rate per move
Pilotage/Rigger/Tuggage per docking and undocking	$1,125/shift
Rate per day
Berthing (wharf age)	$850/day

3.6	MILESTONES

Upon completion by BUILDER and acceptance by OWNERS of the scope within a MILESTONE, OWNER shall pay to BUILDER the percentage of Contract Price as set out below.  BUILDER shall invoice the proportion indicated below together with any VARIATIONS thereto in accordance with the requirements under Section 2 Terms and Conditions of the Contract.

MILESTONE	Description	Percentage of CONTRACT PRICE
1	Upon signing of Contract	15%
2	Strike Steel (Month 9)	15%
3	Keel Lay (Month 14)	15%
4	Start Erection of Upper Hull Deckbox onto Column and Pontoon in Dry Dock (Month 21)	15%
5	Kick Off Engine& Synchronize 11kV Swbd (Month 28)	15%
6	Vessel Delivery (Month 35)	25%

Payment for Variation Orders shall be negotiated and agreed through a Change Order Process.

Appendix 1

Detailed Cost Breakdown supporting individual line items in Section 3.2.2 as prepared by BUILDER.

Notes:

1.	Prices stated in the Detailed Cost Breakdown are lump sums and not subject to variances unless noted otherwise.

2.
Steel quantities in the attachment are based on material take-off to be approved by OWNERS and will be adjusted upon completion of Detailed Engineering. Variances will be compensated at the rates stated, except for weight increase of less than 5% which are included on the lump sum price.

3.  BFE prices shall be based on the estimate of individual equipment defined in SECTION 6 –TECHNICAL SPECIFICATIONS. Variances resulting from equipment change will be compensated to BUILDER or credited to OWNERS, as the case may be, based on the variance between actual price and the estimated price for the relevant item.

Appendix 2

Bulk Cable List

Notes:

1.
Lengths specified in the Bulk Cable List are an estimated length from gland to gland with 1 (one) metres over length for termination at either end, total 2 (two) metres. If BUILDER requires additional length for termination, such lengths will be for BUILDER’s account.

2.	Bulk Cable List must be verified by BUILDER on site and is not intended for cable cutting.

3.	Bulk Cable List specifies which cables are to be supplied by BUILDER and which are to be supplied by OWNERS.

4.	BUILDER will be compensated for variances in cables and cable lengths.

5.	Rates specified in the Bulk Cable List include all necessary items, including but not limited to cable trays, fixings, glands, termination, cable ties, etc.

SECTION 4	PROGRAMME

4.1                      Key dates (MIILESTONES)

The MILESTONES and key dates below shall be used for planning all of the WORK under the CONTRACT:

KD 1             EFFECTIVE DATE                                                                         TBD

KD 2	First steel cutting for block fabrication	9months after
EFFECTIVE DATE

KD 3	Keel Lay for pontoon	14 months after
EFFECTIVE DATE

KD4	Completed deck and hull mating	23 months after
EFFECTIVE DATE

KD5	Commencement of main engine start up	26 months after
EFFECTIVE DATE

KD6	Completed deck house installation	27months after
EFFECTIVE DATE

KD 7	Commencement of commissioning process	27 months after
EFFECTIVE DATE

KD 8	Erection of Derrick Tower	30 months after
EFFECTIVE DATE

KD 9	Completed quay side trials	33.5 months after
EFFECTIVE DATE

KD 10	Completed sea trials	35 months after
EFFECTIVE DATE

KD 11	Delivery of VESSEL	35 months after
EFFECTIVE DATE

4.2	Detailed planning

4.2.1	General

BUILDER shall submit for approval by OWNERS, within the time scales indicated in SECTION 2, such planning documentation as is described hereunder to cover all phases of the WORK.  BUILDER shall provide and maintain an overall WORK schedule including allocated man-hour planning for the CONTRACT duration. BUILDER's schedule shall include all key dates and MILESTONES listed in within Section 4.1 above.  BUILDER shall perform the WORK according to this schedule.

All submissions shall be in electronic format and hard copy, together with all support information necessary for OWNERS to review the submissions.

4.2.2                 Levels of planning; Work Breakdown Structure (WBS)

BUILDER will adopt OWNERS’ Work Breakdown Structure in the preparation of the levels of planning detail to be prepared and maintained by BUILDER for all of the WORK as required by the CONTRACT.

Scheduling shall be provided down to level 4, being a summary programme for the WORK presented in bar chart format and shall take into consideration the project “Milestone & Key Duties” together with the information contained in the WBS.

The details of the WBS to be determined at the initiation of project execution phase.

4.2.3                 Network planning, precedence type

The plan will be made with either Primavera  or Microsoft Project 2007 software.
The plan will be precedence-type network planning.

The definition of the activities in the plan and the relationships between them must clearly demonstrate BUILDER’s intended fabrication and installation sequence, and how the overall project duration is determined.

Activities (or tasks) will feature as a minimum:

·	Title – providing brief description of the work (or the item to be Purchased);
·	Resource(s) – identifying what craft is executing the work;
·	Planned man-hours - identifying the volume of work;
·	Planned Duration [hours]– identifying how much time the task is planned to consume;
·	Early, late and scheduled starts and finishes;
·	Float – identifying the criticality of the work;
·	Planned fixed cost, if any – providing e.g. material cost; and
·	Constraints, if any.

The network planning shall be finished within 90 days after the EFFECTIVE DATE.A preliminary schedule to be issued to Owner 60 days after EFFECTIVE DATE.
This plan shall be the baseline against which actual progress shall be measured and reported.

Network planning will generate all planning documentation, including:

·	Man-hour histograms (and S-curves) for the various disciplines/crafts;
·	Procurement schedule;
·	Fabrication schedule;
·	Installation schedule;
·	Critical path; and
·	4 week look-ahead.

4.2.4                 Network planning data supporting documents

BUILDER will supply to OWNERS all relevant back-up documents, including but not limited to the deliverables register, material take-off, procurement schedule, histograms, line list and equipment lists.

4.2.5                 Mobilisation plan

BUILDER shall prepare and submit to OWNERS 30 days following the EFFECTIVE DATE a mobilisation plan for individual departments. That will be undertaken prior to the time that the network planning (as per Section 4.2.3) will be effected.

4.2.6                 Build plan

BUILDER shall prepare a detailed build plan detailing the erection sequence.  The build plan shall be submitted to OWNERS for review sixty days after the EFFECTIVE DATE.

4.2.7	Progress measurement and monitoring

“Completion percentage” is defined as the percentage of physical completion of each task.

“Physical completion” is defined as the proportion of work completed in relation to the updated forecast total.

Completion percentage will be auditable.

BUILDER and OWNERS will mutually agree on completion percentages.

The following is a guideline for the assessment of completion. The details of this breakdown shall follow yard’s standard of measurement. The steps to be reviewed and approved by Owner:

TASK                                                                                                           COMPLETION PERCENTAGE

1. Engineering

Commencement of drawings5%
Submission of drawings to OWNERS for approval/review 60%
Implementation OWNERS comments / return without comments 70%
Approval of drawings by OWNERS 80%
Approval of drawings by AUTHORITIES 90%
Submission of drawings as approved for construction 95%
Completion of drawings, as-built100%

2. Procurement

Issuance of enquiry 20%
Issuance of purchase order40%
Delivery 70%
Documentation100%

3. Steel fabrication

Material transferred to fabrication shop 10%
Cut and prep 35%
Assembly in shop 90%
Inspection and NDT100%

4. Steel installation

Transport to VESSEL5%
Assembly at final location90%
Inspection and NDT100%

5. Piping

Material transferred to fabrication shop or to the VESSEL15%
Cut and prep in shop or on site35%
Set and weld butts in shop or on site60%
Erecting on site95%
Inspection/NDT100%

6. Mechanical

Transfer equipment to the WORKSITE15%
Installation on site90%
Commission100%

7. Electrical / Instrumentation

Cable tray to site5%
Install cable tray10%
Cable to site15%
Pull and clip cable80%
Gland and terminate90%
Loop checks and certification100%

8. Hydraulics

Materials to site10%
Install tray and supports20%
Install hydraulic pipe work70%
Clean and test pipe work90%
Commission100%

9. Instrumentation

Instruments to site10%
Install instrument90%
Commissioning100%

10. Insulation and panelling

Material to site15%
Erect and fix90%
Inspect and clean100%

11. Painting

Materials and equipment to site10%
Blasting35%
Painting per coat based on overall percentage
divided by the number of coats100%

12. Flooring

Materials and equipment to site10%
Floor preparation25%
Painting100%

4.2.8	Progress reporting

4.2.8.1	Progress report (weekly)

A progress report shall be issued to OWNERS every week.Each progress report shall report on matters from the period of the previous progress report through the end of the night shift on the following Sunday. The progress report shall be issued by 08h30 local time on the following Tuesday. The format of the progress report shall be agreed with OWNERS and shall contain the following documents:

1.	brief narrative of engineering status;
2.	brief narrative of procurement status;
3.	brief narrative of construction status
4.	brief narrative of commissioning

The report shall be supplied in both hard copy and digital format. The progress of VARIATION ORDERS and DISPUTED VARIATIONS ORDERS shall be reported separately unless OWNERS decide to incorporate them into the overall planning and scheduling.

VARIATION ORDERS and DISPUTED VARIATION ORDERS shall always be identified as separate items.

4.2.8.2    Progress report (monthly)

In addition to the reports required in Section 4.2.8.1, BUILDER shall issue a monthly progress report each month for the duration of the CONTRACT that shall contain as a minimum:

An overall management summary highlighting problem areas and planned solutions, together with the following:

a)	For construction (each activity described separately):
-	A narrative of the WORK planned for the reporting period;
-	A narrative of the WORK achieved for the reporting period;
-	A narrative of the WORK planned for the following period;
-	Status schedules/'S' Curves/Manpower histograms (planned vs. actual);
-	In case of delays the remedial action taken;
-	Actual completion percentages versus planned and the actual number of personnel deployed versus planned;
-	Overview of interface information from VENDORS and the need-by dates;
-	A set of photos demonstrating the WORK achieved.

b)	Cost control:
-	Value of the work planned to be completed for lump sum as well as VARIATIONS;
-	Actual value of the WORK completed for lump sum as well as VARIATIONS;
-	Summary of invoices issued for lump sum as well as VARIATIONS;
-	Summary of payments received for lump sum as well as VARIATIONS;
-	Forecast of invoices to be issued for lump sum as well as VARIATIONS.

c)	For procurement and material control:
-	Material stock/procurement status showing the progress of all bulk purchase orders against delivery dates, with late delivery items highlighted and proposed remedial actions;
-	Equipment procurement status including engineering and manufacture of equipment by suppliers with late delivery items highlighted and proposed remedial actions;
-	Overages, storage, maintenance, damage and protection reports.

d)	SUBCONTRACTOR status:
-	Subcontracting schedule;
-	Audits of SUBCONTRACTORS.

e)	QHSE:
-      Report number of accidents during this period.

f)	QA/QC

-	Areas of concern.

g)	Commissioning, tests and trials
-	Status of procedures;
-	Detailed programme and data sheets;
-	Reports and data processing of check records.

h)	VARIATION request / VARIATION ORDER/ DISPUTED VARIATION ORDER and pending/potential VARIATION request status summary schedules.

i)	Document control register.

j)	Any other business.

4.2.9	SUBCONTRACT schedule requirements

In the event that any part of the WORK is subcontracted, BUILDER shall ensure and verify that the SUBCONTRACTOR’s planning is fully consistent with BUILDER’s requirements as defined within the PROGRAMME.

Sect. _4 Rev.0 Programme

Helix WIS GOM(JSPL Hull No. 11-1111)

Appendix 1
Major ONE equipment Delivery Schedule at Yard:

Months after Effective Date:

1.                 Derrick-NOV                                                                                                     18

2.                 Top Drive                      & Travelling block - NOV                                          18

3.                 Pipe racker - NOV                                                                                           18

4.                 Driller’s cabin & Control panel- NOV                                                             18
5.                 Catwalk machines                                                                                           18

6.                 Riser tensioners                                                                                             27

7.                 Moon Pool cart                                                                                               25

8.                 Mud pump                                                                                                      18

9.                 Mud processing equipment                                                                          18

10.                      Knuckle boom crane                                                                              25

11.                      King post crane (Huisman)                                                                   23

12.                      Construction crane (Huisman)                                                             23

Appendix 2

BFE Pre-selected By Owners

Delivery schedule at Yard

Months after Effective Date

1.      Main Engine and generator sets                                                                                                     19
      (Wartsila)

2.  Thrusters seating interface with hull                                                                                                   14
      (Wartsila)

3.      Thrusters                                                                                                                                          32
      (Wartsila)

4.  Switchgears                                                                                                                                         18
      (Siemens)

5.      Vessel control systems and Instrumentation                                                                                 18(Kongsberg)

6.  DP SYSTEM                                                                                                                                        19
     (Kongsberg)

7.  Navigation system                                                                                                                                23(Kongsberg)

8.  Helideck                                                                                                                                                18
     (Astech)

SECTION 5                      ADMINISTRATION INSTRUCTIONS

5.1	General

5.1.1	In this section the words and expressions established as definitions and references in SECTION 2 – TERMS AND CONDITIONS shall have the same meaning as assigned to them in SECTION 2.

5.1.2
It is OWNERS’ intention that, in the implementation and administration of the CONTRACT, BUILDER shall utilise its internal methods and procedures where possible.  However, in order that the required quality and safety on the project and overall project control is achieved, OWNERS’ have introduced certain requirements, which are detailed in this SECTION.

5.1.3	The English language shall be used for all communications, correspondence and documentation submitted by BUILDER to OWNERS during the performance of the CONTRACT.

5.2.	BUILDER'S personnel

5.2.1	For the execution of the WORK as provided by this CONTRACT, BUILDER's project organisation will include the following KEY PERSONNEL:

Name	Title

To be advised by Builder                                                      Project Director
To be advised by Builder                                                      Assistant Project Director
To be advised by Builder                                                      Project Manager
To be advised by Builder                                                      Production Manager
To be advised by Builder                                                      Commissioning Manager

5.3	Communications

5.3.1
Except where specifically stated otherwise all correspondence and communications, other than NOTICES which are mentioned in SECTION 2 - TERMS AND CONDITIONS OF CONTRACT, and invoices which shall be addressed as set forth in 5.7 herein, shall be addressed to and directed between the PARTIES’ nominated representatives.

5.3.2	Oral communications shall be confirmed in writing and until confirmed shall not be considered binding.

5.3.3	All direct communications with AUTHORITIES and OWNERS contractors or VENDORS shall be copied to OWNERS when originated/received.

5.3.4 All documents, drawings and CDs shall be dispatched with accompanying transmittal sheets.

5.3.5	A register of correspondence shall be maintained with suitable sequential numbering and dating, to be approved by OWNERS.

5.3.6	Communications may be by letter, facsimile, telex or personal delivery (e.g. memoranda) or, if specifically agreed with OWNERS, by e-mail.
Communication shall be deemed to be received as follows:

a)	Letters - 7 days after posting;
b)	Facsimile, telex, e-mail and personal delivery - at time of receipt within normal business hours, otherwise the next available business hour.

5.3.7	All mailing shall by first class mail, and where appropriate or necessary, by courier. Large mailings shall be split into several small packages to facilitate handling and delivery.

5.3.8
The performance of the CONTRACT will require frequent communication by telephone, email, fax or, if specifically agreed with OWNERS, by e-mail. All instructions transmitted by telephone shall be confirmed immediately in writing.

5.3.9	Correspondence headings shall be as follows:

Project	: Helix WISGOM
Job no.	: 11-1111
P.O. no.	: (to be advised by OWNERS)
Subject	: (as required)

5.3.10	All NOTICES served by BUILDER to the address as detailed in SECTION 2 - TERMS AND CONDITIONS OF CONTRACT shall simultaneously be copied by BUILDER to OWNERS’ representative.

5.3.11	Address of PARTIES for communications (other than NOTICES as mentioned in SECTION 2 - TERMS AND CONDITIONS OF CONTRACT and invoices as 5.7 herein).

OWNERS	BUILDER

Helix Energy Solutions	Jurong Shipyard Pte Ltd
Group, Inc.

Site team	Project Management Team
(To be advised)	(To be advised)

5.4           Documentation

5.4.1	Format and control of documents

BUILDER shall prepare documents and drawings to the approval of OWNERS. BUILDER shall comply with OWNERS’ technical document coding system.  BUILDER may utilise its document numbering system in parallel with OWNERS' system.  BUILDER’s shop drawings and shop documentation shall not be submitted to OWNERS for review or approval.

Specification of deliverables formats:

a)	Drawings in AutoCAD 2008 in A0, A1, A3 or A4 size;
b)	Documents in MS Word in A4/A3 size;
c)	Material take-off's and tabular calculations in MS Excel in A4 size landscape;
d)	Databases in MS Access in A4 size landscape;
e)	In all BUILDER's documents and drawings the SI Standard (System International) shall be adhered to;
f)	Every document and drawing shall include the following statement on each page, "this is the property of XXXXX";
g)	PROGRAMME and planning reports, revisions etc. are to be in electronic format and hard copy.

Specification of number of copies of all deliverables to OWNERS:

a)	Full size drawings - 3 copies (minimum);
b)	A3 reduced size drawings - 2 copies;
c)	Documents - A3 or A4, 5 copies of which one reproducible original, not stapled or bound.

BUILDER shall deliver all documents and drawings in electronic format on CD and in hard copy.

Specification of deliverables intended for submission to AUTHORITIES:

a)	Full size drawings:
6 copies for the CLASSIFICATION SOCIETY;
2 copies for other AUTHORITIES.
b)	Documents:
3 copies for each AUTHORITY involved.

AUTHORITIES’ received and/or approved drawings shall be copied to OWNERS in the numbers as above.  The originals shall be included in the final documentation package.

BUILDER shall provide and maintain an electronic document and drawing control system incorporating all project related documents and drawings. This database shall be created in MS Excel and shall include at a minimum:

a)	Document/drawing number;
b)	Document/drawing description;
c)	Document/drawing revision;
d)	Originator;
e)	Status;
f)	Issue and return dates to and from OWNERS and AUTHORITIES;
g)	Transmittal information;
h)	Size;
i)	Format; and
j)	Type.

An electronic and hard copy of the database shall be included in the progress reports required under SECTION 4 – PROGRAMME.

5.4.2           Design and engineering drawings

The design and engineering drawings for the VESSEL and the WORK shall be produced in accordance with the provisions of SECTION 2 – TERMS AND CONDITIONS OF CONTRACT – Articles 4 and 5.

5.4.3           Transmittals

Submission of drawings and documents shall be covered at all times by a transmittal letter with the following information:

a)        Subject / purpose of submission;
b)        Submission date;
c)        Document / drawing number;
d)        Revision date, description and revision.

5.4.4	Cover letters

All submission packages shall include a cover letter providing information on:

a)        Submission purpose;
b)        Reference to possible former or future submission;
c)        Register enclosures.

5.5	Correspondence numbering system

5.5.1	All correspondence shall be limited to one subject per letter/telex/telefax/e-mail and shall be coded as follows: TBD_______/XX/YY/Z/nnn

TBD___________	OWNERS’ Job no.

XX	for OWNERS

YY	for BUILDER

Z	Identifier - F (fax) / L (letter) / T (telex or transmittal) / E (e-mail)

nnn	Sequential number starting with 001

All correspondence shall indicate to whom copies have been sent.

5.5.2	All transmittals of technical documentation shall be coded in accordance with OWNERS’ numbering system for correspondence.

5.6           Progress reports

BUILDER shall provide progress reports on the first BANKING DAY of each month during the construction period until the delivery of the UNIT.

The format of the progress reports shall be agreed with OWNERS and contain, at a minimum, the following information:

a)	Safety review and HSE status;
b)	Individual system status;
c)	Resources and manpower allocation, planned versus actual;
d)	Schedule, “S” curves and other data showing planned and actual progress;
e)	Status of drawings and documentation and CLASSIFICATION SOCIETY review;
f)	Quality control;
g)	Weight control; and
h)	Photos that document the progress of the WORK.

Electronic copies of the planning and progress databases document and drawing control database, weight control database and correspondence register shall be supplied in conjunction with the hard copy of the progress report.

5.7	Invoicing and payment

5.7.1	Invoices shall include the following references:

·	Project : Helix WISGOM
·	Job no. : 11-1111
·	CONTRACT no. : (to be advised by OWNERS)
·	VARIATION ORDER no. : (if applicable)
·	MILESTONE no. and description :As agreed

Invoices shall be submitted strictly in accordance with the requirements as stated in SECTION 2 - TERMS AND CONDITIONS OF CONTRACT and upon completion of the relevant MILESTONE as defined in SECTION 4 - PROGRAMME to the satisfaction of OWNERS, but in no event earlier than the date as stated in the PROGRAMME.  Invoices in respect of VARIATIONS shall be submitted as advised on the VARIATION ORDER or DISPUTED VARIATION ORDER.

Payment for Variation Orders shall be negotiated and agreed through a Change Order Process.

Each invoice shall be supported by all documents necessary for OWNERS to check and verify the correctness of the invoice.

5.7.2           Payment

OWNERS shall effect payment by bank transfer to BUILDER's bank at the following address:

Jurong Shipyard Pte Ltd
DBS Bank Ltd
Shenton Way Branch
US$A/C No, 0001-005735-01-6-022
Swift Code: IRVTU3N

5.8	VARIATIONS

5.8.1           VARIATION request (by OWNERS)

To refer to Section 2.

5.8.2           VARIATION request (by BUILDER)

To refer to Section 2.

5.8.3           DISPUTED VARIATION ORDER

In the event PARTIES are not in agreement over a VARIATION ORDER as per SECTION 2, Article 16.8, OWNERS shall raise a DISPUTED VARIATION ORDER upon which both OWNERS’ and BUILDER’s respective opinions shall be stated as to the validity or otherwise of the DISPUTED VARIATION ORDER and effects, or parts thereof. Both PARTIES can refer the DISPUTED VARIATION ORDER to arbitration under SECTION 2 – Article 44.

5.8.4           INSTRUCTIONS

Not used.

5.8.5           Registers

BUILDER shall keep a register of all VARIATION requests, and shall, by issuing VARIATION request numbers to OWNERS representative upon request, and logging same, ensure that all VARIATION requests are sequentially numbered.

All VARIATION ORDERS and DISPUTED VARIATION ORDERS shall be cross-referenced to a VARIATION request.  BUILDER shall include in its monthly reports an updated register of all VARIATION requests, VARIATION ORDERS and DISPUTED VARIATION ORDERS which shall show the status of each VARIATION request, VARIATION ORDER and DISPUTED VARIATION ORDER.

5.9	Meetings

OWNERS and BUILDER shall meet regularly during the course of the WORK.  Weekly progress meetings shall be held based on mutually agreed dates and times between BUILDER and OWNERS, after the release of BUILDER’S progress report.  Any other meetings shall be called for when required and may be related to specific discipline of the personnel. The venue of meetings shall be at BUILDER’s premises and the agenda will be agreed in advance.

OWNERS shall have the right to insist that BUILDER's attendees at any meetings shall have delegated authority such that decisions and undertakings made by them are binding upon BUILDER.

Minutes of all meetings shall be prepared by a nominee of BUILDER’s representative and shall be submitted to OWNERS for approval within twoBUSINESS DAY after the meeting.  OWNERS shall within two BUSINESSDAYS of receipt of minutes of meeting either endorse the minutes or provide a statement of exceptions.  BUILDER shall incorporate OWNERS comments and re-issue the minutes one day before the next meeting.

During the commissioning of the VESSEL, BFE,ONE and OFE, and sea trials, the frequency of meetings between BUILDER and OWNERS commissioning teams will increase to once per day and six days per week. The nature of these meetings is to keep track of the daily commissioning activities and coordinate and resolve immediate technical issues.

5.10           Third Party Meetings

The OWNERS shall have the right to attend all meetings between BUILDER and the CLASSIFICATION SOCIETY and be copied on all minutes of meeting from such meeting, as well as all correspondence on technical issues between BUILDER and the CLASSIFICATION SOCIETY.

5.11	GUARANTEES

BUILDER shall provide the GUARANTEES as required by SECTION 2 - TERMS AND CONDITIONS OF CONTRACT.

5.12	AMENDMENTS

Any AMENDMENTS to the CONTRACT as agreed between OWNERS and BUILDER shall be recorded by OWNERS on the pro forma as attached hereto, which shall be signed by both PARTIES.

5.13	Tests or sea trials

BUILDER shall provide the commissioning procedures to OWNER for review 90 days prior to actual sea trials. BUILDER shall be responsible for advising OWNERS’ representative in writing one (1) month prior to the actual date on which the sea trials shall commence.

BUILDER shall provide all assistance to the crew and/or engineers of OWNERS and VENDORS and shall provide OWNERS with all information required for the safe operation of the equipment and systems supplied by BUILDER.  Upon completion of commissioning and sea trials, the PARTIES shall sign a delivery protocol document handing over responsibility for the control of the VESSEL to OWNERS.

5.14           Final documentation

The final documentation shall be supplied to OWNERS by BUILDER in accordance with SECTION 5 - ADMINISTRATION INSTRUCTIONS and shall act as record of all procurement, fabrication, testing, commissioning and inspection activities performed by BUILDER and its SUBCONTRACTORS.  This Documentation shall include but is not limited to:

· QA/QC procedures;
· Original QC inspection reports;
· Final release certificates;
· Original punch lists and master punch list database;
·	As-built documentation;
· Technical Query Register
·	Register of priced purchase orders for Wartsila, Siemens, Kongsberg, Aluminium Offshore, Huisman and NOV Packages only;
· Manifest and register of shipped loose items;
· Mechanical completion and test packages;
· Original test and commissioning reports;
· Material specifications;
· Fabrication specifications (part of QA/QC document);
· Material test certificates(part of QA/QC document);
· Material traceability documentation;
· Survey and dimensional control reports (part of QA/QC document);
· Thickness measurement reports(part of QA/QC document);
· Inspection and test equipment calibration records;
· Structural weld/welder qualifications and register;
· Piping weld/welder qualifications and register;
· Welder identifications;
· Welding procedures;
· Heat treatment methods and records;
· Welding equipment calibration records;
· Welding oven calibration and consumable certificates;
· NDT operator qualifications and register;
· NDT equipment calibration records;
· Original of NDT reports;
· Radiographs.

The PARTIES, during the commissioning of the VESSEL, BFE, ONE and OFE, shall produce the following documents, which, once signed off by all parties participating in the process, become the final documentation for the VESSEL:

·	BFECOMMISSIONING PROCEDURES
·	ONE COMMISSIONING PROCEDURES
·	OFE COMMISSIONING PROCEDURES and
·	SEA TRIALS PROCEDURES

SECTION 8                      FACILITIES FOR OWNERS

Site Accommodation

The following minimum facilities are required at the WORKSITE where the WORK is performed.  The facilities shall conform to the satisfaction of OWNERS and shall be for BUILDER’s account.  The office space shall be heated/air-conditioned and have sufficient lighting and services, including cleaning and maintenance.  The facilities will be required for the duration of the CONTRACT.

For planning purposes, the following is the projected number of personnel at the WORKSITE.
                            Owner Construction Team                   Vendor’s Representative

1st to 9th month:                                                                    12                                                       0
10th to 16th month:                                                                20                                                       2
17th to 24th month:                                                                25                                                      10
24th to 32nd month:                                                                30                                                      12

Description                                                                                                                     Quantity

Office Accommodation:

Open office space for 12 people initially and expandable to 40 people,        1
with one desk per person
(The open office space is to be sub-divided into 3 rooms, one for document control room, one for commercial personnel and the remaining office space to be used for the rest of the personnel)

Office rooms, approx. size 15 m2 each, with door lock                                                   5
Conference room to accommodate 18 people                                                                1
Conference room for 8 people                                                                                         1

Furniture:

Office desks and swivel chairs                                                                                        1 per person
Office book shelf                                                                                                             10
Conference table                                                                                                              2
(1 to accommodate big meetings and another for small)
File cabinets (4 drawers each)                                                                                      22
File cabinets (2 drawers each)                                                                                        4
Cupboard (2 doors, 4 shelves)                                                                                       4
Whiteboard                                                                                                                       3
Announcement board                                                                                                      1

Office Equipment:

Ploten for full size drawings Lan system ring main for 42 users                               1
Internet connection (for OWNERS’ site team only)                                                       1 per person
Large monitors for use with planning and CAD                                                             2
Copying machine A4                                                                                                       1
Copying machine A4 and A3                                                                                          1
Telephone Switch Board PBX                                                                                        1
Telephone lines                                                                                                               2
Telephone                                                                                                   1 per individual office
                               5 in open office space
Fax machine                                                                                               1 each for individual office
                                               1 in open office

Kitchen complete with washing basin, cabinet and drawers, and adequately sized Coffee Machine, Kettle, Refrigerator and Microwave and water fountains. Sufficient numbers of water fountains shall be located within the office space and the kitchen.

Toilet and washing facilities to accommodate 40 people within the Helix office space.

Transportation is to be provided based on collection and return of personnel from Hotel to WORKSITE, WORKSITE or Hotel to Airport and vice versa and to and from the various WORKSITES. Transportation shall be using either mini-bus, van, mini-van or sedan, with sufficient individual open space for briefcases and personal belongings.

Lunch-hour transportation on work days is to be arranged on an as-required basis.

Note: IN THE EVENT THE OWNER ISSUES CONTRACTS FOR THE SECOND UNIT, THE CONSTRUCTION PROGRAM WILL BE HANDLED BY THE SAME PROJECT TEAM WITH AN INCREASE OF 50%. THE DELIVERY TIMING OF THE SECOND UNIT WILL BE SIX MONTHS AFTER THE GOM UNIT